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                   EXHIBIT 2.1 - AGREEMENT AND PLAN OF MERGER





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                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                                ALLIANCE BANCORP

                                       AND

                           SOUTHWEST BANCSHARES, INC.


                          DATED AS OF DECEMBER 16, 1997









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                          AGREEMENT AND PLAN OF MERGER

                                TABLE OF CONTENTS

                                                                          Page

                                    ARTICLE I
                               CERTAIN DEFINITIONS

Section 1.01  Definitions....................................................2


                                   ARTICLE II
                         THE MERGER AND RELATED MATTERS

Section 2.01  Conversion and Exchange of Shares .............................6
Section 2.02  The Exchange Ratio.............................................7
Section 2.03  Surviving Corporation in the Company Merger....................8
Section 2.04  Authorization for Issuance of Alliance Bancorp Common Stock;
              Exchange of Certificates.......................................9
Section 2.05  No Fractional Shares..........................................11
Section 2.06  Stock Options.................................................11

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF SWB

Section 3.01  Organization..................................................12
Section 3.02  Capitalization................................................13
Section 3.03  Authority; No Violation.......................................14
Section 3.04  Consents......................................................15
Section 3.05  Financial Statements..........................................15
Section 3.06  Taxes.........................................................16
Section 3.07  No Material Adverse Effect....................................16
Section 3.08  Contracts.....................................................16
Section 3.09  Ownership of Property; Insurance Coverage.....................17
Section 3.10  Legal Proceedings.............................................18
Section 3.11  Compliance With Applicable Law................................18
Section 3.12  ERISA.........................................................19
Section 3.13  Brokers, Finders and Financial Advisors.......................20
Section 3.14  Environmental Matters.........................................20
Section 3.15  Loan Portfolio................................................21
Section 3.16  Information to be Supplied....................................21
Section 3.17  Securities Documents..........................................21


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Section 3.18  Related Party Transactions....................................21
Section 3.19  Schedule of Termination Benefits..............................22
Section 3.20  Loans.........................................................22
Section 3.21  Antitakeover Provisions Inapplicable..........................22
Section 3.22 Fairness Opinion...............................................22

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF ALLIANCE BANCORP

Section 4.01  Organization..................................................23
Section 4.02  Capitalization................................................23
Section 4.03  Authority; No Violation.......................................24
Section 4.04  Consents......................................................25
Section 4.05  Financial Statements..........................................25
Section 4.06  Taxes.........................................................26
Section 4.07  No Material Adverse Effect....................................26
Section 4.08  Ownership of Property; Insurance Coverage.....................26
Section 4.09  Legal Proceedings.............................................27
Section 4.10  Compliance With Applicable Law................................28
Section 4.11  Information to be Supplied....................................28
Section 4.12  ERISA and Employment Arrangements.............................28
Section 4.13  Securities Documents..........................................29
Section 4.14  Environmental Matters.........................................30
Section 4.15  Loan Portfolio................................................30
Section 4.16  Brokers, Finders and Financial Advisors.......................30
Section 4.17  Loans.........................................................30
Section 4.18  Antitakeover Provisions Inapplicable..........................31
Section 4.19  Fairness Opinion..............................................31

                                    ARTICLE V
                            COVENANTS OF THE PARTIES

Section 5.01  Conduct of SWB's Business.....................................31
Section 5.02  Access; Confidentiality.......................................34
Section 5.03  Regulatory Matters and Consents...............................35
Section 5.04  Taking of Necessary Action....................................36
Section 5.05  Certain Agreements............................................37
Section 5.06  No Other Bids and Related Matters.............................38
Section 5.07  Duty to Advise; Duty to Update SWB's Disclosure Schedule......38
Section 5.08  Conduct of Alliance Bancorp's Business........................39
Section 5.09  Board and Committee Minutes...................................39
Section 5.10  Undertakings by Alliance Bancorp and SWB......................39
Section 5.11  Employee and Termination Benefits; Directors and Management...42


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Section 5.12  Duty to Advise; Duty to Update Alliance Bancorp's Disclosure
              Schedule..................................................... 43
Section 5.13  Affiliate Letter..............................................43

                                   ARTICLE VI
                                   CONDITIONS

Section 6.01  Conditions to SWB's Obligations under this Agreement..........44
Section 6.02  Conditions to Alliance Bancorp's Obligations under this
              Agreement.....................................................45

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

Section 7.01  Termination...................................................47
Section 7.02  Effect of Termination.........................................48

                                  ARTICLE VIII
                                  MISCELLANEOUS

Section 8.01  Expenses......................................................48
Section 8.02  Non-Survival of Representations and Warranties................49
Section 8.03  Amendment, Extension and Waiver...............................49
Section 8.04  Entire Agreement..............................................49
Section 8.05  No Assignment.................................................49
Section 8.06  Notices.......................................................49
Section 8.07  Captions......................................................50
Section 8.08  Counterparts..................................................50
Section 8.09  Severability..................................................50
Section 8.10  Governing Law.................................................51


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EXHIBITS:
      Exhibit A         Stock Option Agreement
      Exhibit B         Form of Alliance Bancorp Voting Agreement
      Exhibit C         Form of SWB Voting Agreement
      Exhibit 2.1       Bank Plan of Merger
      Exhibit 6.1       Form of Opinion of Counsel for Alliance Bancorp
      Exhibit 6.2       Form of Tax Opinion of Luse Lehman Gorman Pomerenk &
                        Schick, P.C.
      Exhibit 6.3       Form of Opinion of Counsel for SWB


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                          AGREEMENT AND PLAN OF MERGER


      THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of December 16, 1997, is by and among by and among Alliance Bancorp, a Delaware corporation and Southwest Bancshares, Inc., a Delaware corporation ("SWB"). Each of Alliance Bancorp and SWB is sometimes individually referred to herein as a "party," and Alliance Bancorp and SWB are sometimes collectively referred to herein as the "parties."

                                    RECITALS

      WHEREAS, Alliance Bancorp, a non-diversified, unitary savings and loan holding company, with principal offices in Hinsdale, Illinois, owns all of the issued and outstanding capital stock of Liberty Federal Bank, a federally chartered savings bank ("Liberty Federal"), with principal offices in Hinsdale, Illinois.

      WHEREAS, SWB, a non-diversified, unitary savings and loan holding company, with principal offices in Hometown, Illinois, owns all of the issued and outstanding capital stock of Southwest Federal Savings and Loan Association of Chicago, a federally chartered savings and loan association ("Southwest Federal"), with principal offices in Hometown, Illinois.

      WHEREAS, the Boards of Directors of the respective parties hereto deem it advisable and in the best interests of the respective stockholders to consummate the business combination transaction contemplated herein in which SWB, subject to the terms and conditions set forth herein, shall be merged with and into Alliance Bancorp (the "Company Merger"), with Alliance Bancorp being the surviving corporation, in a tax-free, stock-for-stock merger transaction so that the respective stockholders of SWB will have a continuing equity ownership in Alliance Bancorp; and

      WHEREAS, upon execution and delivery of this Agreement, Liberty Federal, and Southwest Federal will enter into a Plan of Merger (the "Bank Merger Agreement") providing for the merger (the "Bank Merger") of Southwest Federal with and into Liberty Federal, with Liberty Federal as the surviving institution, and it is intended that the Bank Merger be consummated immediately following consummation of the Company Merger; and

      WHEREAS, in connection with the execution of this Agreement, as an inducement to Alliance Bancorp to enter into this Agreement, SWB and Alliance
Bancorp have entered into a Stock Option Agreement dated as of even date herewith pursuant to which SWB will grant Alliance Bancorp the right to purchase certain shares of SWB Common Stock; and

      WHEREAS, the parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with Company Merger, and the other

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transactions  contemplated by this  Agreement,  the Plan of Merger and the Stock
Option Agreement (collectively, the "Merger Documents").

      NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and covenants herein contained and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

                                    ARTICLE I
                               CERTAIN DEFINITIONS

      SECTION 1.01 DEFINITIONS. Except as otherwise provided herein, as used in this Agreement, the following terms shall have the indicated meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Affiliate" means, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

            "Agreement" means this agreement, and any amendment or supplement hereto.

            "Alliance Bancorp Common Stock" has the meaning given to that term in Section 4.02(a) of this Agreement.

            "Alliance  Bancorp   Disclosure   Schedules"  means  the  disclosure
      schedules delivered by Alliance Bancorp to SWB pursuant to Article IV of this Agreement.

            "Alliance Bancorp Financials" means (i) the audited consolidated financial statements of Alliance Bancorp as of September 30, 1995 and 1996 and for the three years ended September 30, 1996, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of Alliance Bancorp as of each calendar quarter thereafter included in Securities Documents filed by Alliance Bancorp.

            "Alliance Bancorp Market Value" shall mean the average of the inside closing bid price of Alliance Bancorp Common Stock on the Nasdaq National Market System (as reported by The Wall Street Journal) for each of the twenty (20) consecutive trading days ending on the fifth business day before the Closing Date.

            "Alliance Bancorp Regulatory Reports" means the Quarterly Thrift Financial Reports of Liberty Federal and accompanying schedules, as filed with the OTS, for each calendar quarter beginning with the quarter ended December 31, 1996, through the Closing Date, and

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      any  Current  or Annual  Reports  on Form  H(b)-11  filed  with the OTS by
      Alliance Bancorp since December 31, 1995.

            "Alliance Bancorp Option" means the option granted to Alliance Bancorp to acquire shares of SWB Common Stock pursuant to the Stock Option Agreement.

            "Alliance Bancorp Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by Alliance Bancorp or Liberty Federal, except any corporation the stock of which is held as security by Liberty Federal in the ordinary course of its lending activities.

            "Applications" means the applications for regulatory approval which are required by the transactions contemplated hereby.

            "Bank Merger" means the merger of Southwest Federal with and into Liberty Federal, with Liberty Federal as the surviving institution.

            "Bank Merger Effective Date" shall mean the date on which the articles of combination for the Bank Merger are endorsed by the OTS pursuant to Section 552.12(k) of the OTS Regulations.

            "Closing Date" means the date determined by Alliance Bancorp, in its sole discretion, upon five (5) days prior written notice to SWB, but in no event later than thirty (30) days after the last condition precedent pursuant to this Agreement has been fulfilled or waived (including the expiration of any applicable waiting period), or such other date as to which Alliance Bancorp and SWB shall agree.

            "Company Merger" means the merger of SWB with and into Alliance Bancorp, with Alliance Bancorp being the surviving corporation, in a tax-free, stock-for-stock merger transaction.

            "Company Merger Effective Date" means that date upon which the certificate of merger is filed with the Delaware Secretary of State, or as otherwise stated in the certificate of merger, in accordance with Section 251 of the DGCL.

            "DGCL" means the Delaware General Corporation Law.

            "Environmental Laws" means any Federal or state law, statute, rule, regulation, code, order, judgement, decree, injunction, common law or agreement with any Federal or state governmental authority relating to (i) the protection, preservation or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (ii) human health or safety, or (iii) exposure to, or the use, storage, recycling, treatment, generation,

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      transportation,  processing,  handling, labeling,  production,  release or disposal of, hazardous substances, in each case as amended and now in effect.

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated from time to time thereunder.

            "Exchange Agent" means the entity selected by Alliance Bancorp and agreed to by SWB, as provided in Section 2.01(b) of this Agreement.

            "Exchange  Ratio"  shall have the meaning  given to such term in the
      Section 2.02 of this Agreement.

            "FDIA" means the Federal Deposit Insurance Act, as amended.

            "FDIC" means the Federal Deposit Insurance Corporation.

            "GAAP" means generally accepted accounting principles as in effect at the relevant date and consistently applied.

            "IRC" means the Internal Revenue Code of 1986, as amended.

            "IRS" means the Internal Revenue Service.

            "Material Adverse Effect" shall mean, with respect to Alliance Bancorp or SWB, any adverse effect on its assets, financial condition or results of operations which is material to its assets, financial condition or results of operations on a consolidated basis, except for any material adverse effect caused by (i) any change in the value of the assets of Alliance Bancorp or SWB resulting from a change in interest rates generally or (ii) any individual or combination of changes occurring after the date hereof in any federal or state law, rule or regulation or in GAAP, which change(s) affect(s) financial institutions generally, including any changes affecting the Bank Insurance Fund or the Savings Association Insurance Fund. Any effect caused by any judicial determination or other development relating to the goodwill lawsuit initiated by Liberty Federal (its predecessor) against the United States Government shall not be considered a Material Adverse Effect as to Alliance Bancorp.

            "Person" means any individual, corporation, partnership, joint venture, association, trust or "group" (as that term is defined under the Exchange Act).

            "Plan of Merger" means the Plan of Merger by and between Southwest Federal and Liberty Federal.


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            "Prospectus/Proxy  Statement" means the prospectus/proxy  statement, together with any supplements thereto, to be transmitted to holders of SWB Common Stock and Alliance Bancorp Common Stock in connection with the transactions contemplated by this Agreement.

            "Registration Statement" means the registration statement on Form S-4, including any pre-effective or post-effective amendments or supplements thereto, as filed with the SEC under the Securities Act with respect to the Alliance Bancorp Common Stock to be issued in connection with the transactions contemplated by this Agreement.

            "Regulatory Agreement" has the meaning given to that term in Section
      3.11 of this Agreement.

            "Regulatory Authority" means any agency or department of any federal or state government, including without limitation the OTS, the FDIC, the SEC or the respective staffs thereof.

            "Rights" means warrants, options, rights, convertible securities and other capital stock equivalents which obligate an entity to issue its securities.

             "SAIF"   means  the  Savings   Association   Insurance   Fund,   as
      administered by the FDIC.

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated from time to time thereunder.

            "Securities Documents" means all registration statements, schedules, statements, forms, reports, proxy material, and other documents required to be filed under the Securities Laws.

            "Securities Laws" means the Securities Act and the Exchange Act and the rules and regulations promulgated from time to time thereunder.

            "Stock Option Agreement" means the Stock Option Agreement dated as of even date herewith pursuant to which SWB has granted Alliance Bancorp the right to purchase certain shares of SWB Common Stock and which is attached to this Agreement as Exhibit A thereto.

            "Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by another entity, except any corporation the stock of which is held as security by either Alliance Bancorp Bank or SWB, as the case may be, in the ordinary course of its lending activities.


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            "SWB  Common  Stock"  means the  common  stock of SWB  described  in
      Section 3.02(a).

            "SWB Disclosure Schedules" means the disclosure schedules delivered by SWB to Alliance Bancorp pursuant to Article III of this Agreement.

            "SWB Financials" means (i) the audited consolidated financial statements of SWB as of December 31, 1995 and1996 and for the three years ended December 31, 1996, including the notes thereto, and (ii) the unaudited interim consolidated financial statements of SWB as of each calendar quarter thereafter included in Securities Documents filed by SWB.

            "SWB Regulatory Reports" means the Quarterly Thrift Financial Reports of Southwest Federal and accompanying schedules for each calendar quarter, beginning with the quarter ended December 31, 1995, through the Closing Date, as filed with the OTS, and any Current or Annual Reports on Form H(b)-11 filed with the OTS by SWB since December 31, 1995.

            "SWB Subsidiary" means any corporation, 50% or more of the capital stock of which is owned, either directly or indirectly, by SWB, except any corporation the stock of which is held in the ordinary course of the lending activities of SWB.

                                   ARTICLE II
                        THE MERGER AND EXCHANGE OF SHARES

      SECTION 2.01  CONVERSION AND EXCHANGE OF SHARES.

      (a) At the Company Merger Effective Date, by virtue of the Company Merger and without any action on the part of Alliance Bancorp or SWB or the holders of shares of Alliance Bancorp or SWB Common Stock:

            (i) Each outstanding share of SWB Common Stock issued and outstanding at the Company Merger Effective Date, except as provided in clause
(a) (ii) of this Section and Section 2.05 hereof, shall cease to be outstanding, shall cease to exist and shall be converted into and represent solely one share of Alliance Bancorp Common Stock multiplied by the Exchange Ratio as determined below (rounded to the nearest fourth decimal).

            (ii) Any shares of SWB Common Stock which are owned or held by either party hereto or any of their respective Subsidiaries (other than in a fiduciary capacity or in connection with debts previously contracted) at the Company Merger Effective Date shall cease to exist, the certificates for such shares shall as promptly as practicable be canceled, such shares shall not be converted into or represent any shares of Alliance Bancorp Common Stock, and no shares of capital stock of Alliance Bancorp shall be issued or exchanged therefor.

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            (iii)  Each  share of  Alliance  Bancorp  Common  Stock  issued  and outstanding immediately before the Company Merger Effective Date shall remain an outstanding share of Common Stock of Alliance Bancorp as the surviving corporation.

            (iv) The holders of certificates representing shares of SWB Common Stock shall cease to have any rights as stockholders of SWB, except such rights, if any, as they may have pursuant to applicable law.

      (b) Prior to the Company Merger Effective Date, Alliance Bancorp shall appoint a bank, trust company or other stock transfer agent selected by it and agreed to by SWB as the Exchange Agent to effect the exchange of certificates evidencing shares of SWB Common Stock (any such certificate being hereinafter referred to as a "Certificate") for shares of Alliance Bancorp Common Stock to be received in the share exchange. On the Company Merger Effective Date, Alliance Bancorp shall have granted the Exchange Agent the requisite power and authority to effect for and on behalf of Alliance Bancorp the issuance of the number of shares of Alliance Bancorp Common Stock issuable in the share exchange. The Exchange Agent shall accept such Certificates upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with customary exchange practices.

      (c) In connection with this Agreement, Liberty Federal and Southwest Federal shall enter into the Plan of Merger.

      SECTION 2.02 THE EXCHANGE RATIO

      (a) For  purposes  of this  Agreement,  and subject to the  provisions  of
Section 7.01(c), the Exchange Ratio shall be:

      (i) if the Alliance Bancorp Market Value is less than or equal to $30.475 and greater than or equal to $22.525, then 1.1981 shares of Alliance Bancorp Common Stock;

      (ii) if the Alliance Bancorp Market Value is greater than $30.475 and less than or equal to $35.00, then that number of shares of fully paid and nonassessable shares of Alliance Bancorp Common Stock, determined by dividing $36.5125 by the Alliance Bancorp Market Value;

      (iii) if the Alliance  Bancorp  Market Value is greater than $35.00,  then
1.0432 shares of Alliance Bancorp Common Stock; and

      (iv) if the Alliance Bancorp Market Value is less than $22.525, then that number of shares of fully paid and nonassessable shares of Alliance Bancorp Common Stock, determined by dividing $26.9875 by the Alliance Bancorp Market Value, subject to the provisions of Section 7.01(c) of this Agreement.


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



      (b) In the event that, between the date hereof and prior to the Company Merger Effective Date, the outstanding shares of Alliance Bancorp Common Stock shall have been increased, decreased or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock split or other like changes in the capitalization of Alliance Bancorp, or if a stock dividend is declared on Alliance Bancorp Common Stock with a record date (as to a stock split, the pay date) within such period, then an appropriate and proportionate adjustment shall be made in the number and kind of shares of Alliance Bancorp Common Stock to be thereafter delivered pursuant to this Agreement, and the Exchange Ratio set forth herein, so that each shareholder of SWB shall be entitled to receive such number of shares of Alliance Bancorp Common Stock or other securities as such shareholder would have received pursuant to such reorganization, recapitalization, reclassification, stock split, exchange of shares or readjustment or other like changes in the capitalization of Alliance Bancorp, or as a result of a stock dividend on Alliance Bancorp Common Stock, had the record (or pay) date therefor been immediately following the Company Merger Effective Date.

      SECTION.  2.SURVIVING CORPORATION IN THE COMPANY MERGER.

      (a) Alliance Bancorp shall be the surviving corporation in the Company Merger. The headquarters of the surviving corporation shall be located in Hinsdale, Illinois.

      (b) The Certificate of Incorporation of Alliance Bancorp as in effect immediately prior to the Company Merger Effective Date, except as to the amendment to increase the number of authorized shares of Common Stock provided for in Section 5.08 hereof, shall be the Certificate of Incorporation of Alliance Bancorp as the surviving corporation until subsequently amended.

      (c) At the Company Merger Effective Date, the Bylaws of Alliance Bancorp, as then in effect shall be the Bylaws of Alliance Bancorp as the surviving corporation, until subsequently amended in accordance with the DGCL.

      (d) The directors and executive officers of Alliance Bancorp as the surviving corporation following the Company Merger shall be the directors and executive officers as the surviving corporation, except as otherwise provided in
Section 5.11 of this Agreement.

      (e)   From and after the Company Merger Effective Date:

            (i) Alliance Bancorp as the surviving corporation shall possess all assets and property of every description, and every interest in the assets and property, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of each of Alliance Bancorp and SWB, and all obligations belonging or due to each of Alliance Bancorp and SWB, all of which shall vest in Alliance Bancorp as the surviving corporation without further act or deed. Title to any real estate or any interest in the real estate vested in Alliance Bancorp or SWB shall not revert or in any way be impaired by reason of the Company Merger.

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



            (ii) Alliance Bancorp as the surviving corporation will be liable for all the obligations of each of Alliance Bancorp and SWB. Any claim existing, or action or proceeding pending, by or against Alliance Bancorp or SWB, may be prosecuted to judgement, with right of appeal, as if the Company Merger had not taken place, or Alliance Bancorp as the surviving corporation may be substituted in its place.

            (iii) All the rights of creditors of each of Alliance Bancorp and SWB will be preserved unimpaired, and all liens upon the property of Alliance Bancorp and SWB will be preserved unimpaired only on the property affected by such liens immediately before the Company Merger Effective Date.

      SECTION 2.04 AUTHORIZATION FOR ISSUANCE OF ALLIANCE BANCORP COMMON STOCK; EXCHANGE OF CERTIFICATES.

      (a) Alliance Bancorp shall reserve for issuance a sufficient number of shares of its common stock for the purpose of issuing its shares to SWB's stockholders in accordance with this Article II.

      (b) After the Company Merger Effective Date, holders of certificates theretofore representing outstanding shares of SWB Common Stock (other than as provided in Section 2.01 (a) (ii) hereof), upon surrender of such certificates to the Exchange Agent, shall be entitled to receive (i) certificates for the number of whole shares of Alliance Bancorp Common Stock into which shares of SWB Common Stock theretofore evidenced by the certificates so surrendered shall have been converted, as provided in Section 2.01 hereof, and (ii) cash payments in lieu of fractional shares, if any, as provided in Section 2.05 hereof. As soon as practicable after the Company Merger Effective Date, and in no event more than five business days thereafter, the Exchange Agent will send a notice and transmittal form to each SWB stockholder of record at the Company Merger Effective Date whose SWB Common Stock shall have been converted into Alliance Bancorp Common Stock advising such stockholder of the effectiveness of the Company Merger and the procedure for surrendering to the Exchange Agent outstanding certificates formerly representing SWB Common Stock in exchange for new certificates for Alliance Bancorp Common Stock. Upon surrender, each certificate representing SWB Common Stock shall be canceled.

      (c) Until surrendered as provided in this Section 2.04, each outstanding certificate which, before the Company Merger Effective Date, represented SWB Common Stock (other than shares canceled at the Company Merger Effective Date pursuant to Section 2.01 (a) (ii) hereof) will be deemed for all corporate purposes to represent the number of whole shares of Alliance Bancorp Common Stock into which the shares of SWB Common Stock formerly represented thereby were converted and the right to receive cash in lieu of fractional shares. However, until such outstanding certificates formerly representing SWB Common Stock are so surrendered, no dividend or distribution payable to holders of record of Alliance Bancorp Common Stock shall be paid to any holder of such outstanding certificates, but upon surrender of such outstanding certificates by such holder there shall be paid to such holder the amount of any dividends or distributions, without interest, theretofore paid with respect to such whole shares of Alliance Bancorp Common Stock, but not paid to such holder, and which dividends or distribution had a record date occurring on or after the Company Merger Effective Date and the amount of any cash, without interest, payable to such holder in lieu of fractional shares pursuant to Section 2.05 hereof. After the Company Merger Effective Date, there shall be no further registration of transfers on the records of SWB of outstanding certificates formerly representing shares of SWB Common Stock and, if a certificate formerly representing such shares is presented to Alliance Bancorp, it shall be forwarded to the Exchange Agent for cancellation and exchange for a certificate representing shares of Alliance Bancorp Common Stock and cash for fractional shares (if any), as herein provided. Following one year after the Company Merger Effective Date, the Exchange Agent shall return to Alliance Bancorp as the surviving corporation any certificates for Alliance Bancorp Common Stock and cash remaining in the possession of the Exchange Agent (together with any dividends in respect thereof) and thereafter shareholders of SWB shall look exclusively to Alliance Bancorp for shares of the Alliance Bancorp Common Stock and cash to which they are entitled hereunder.

      (d) All shares of Alliance Bancorp Common Stock and cash in lieu of any fractional share issued and paid upon the conversion of SWB Common Stock in accordance with the above terms and conditions shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such SWB Common Stock.

      (e) If any new certificate for Alliance Bancorp Common Stock is to be issued in a name other than that in which the certificate surrendered in exchange thereof is registered, it shall be a condition of the issuance therefor that the certificate surrendered in exchange shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of a new certificate representing shares of Alliance Bancorp Common Stock in any name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

      (f) Certificates surrendered for exchange by any person who is an "affiliate" of SWB for purposes of Rule 145(c) under the Securities Act of 1933, as amended, shall not be exchanged for Certificates representing shares of Alliance Common Stock until Alliance Bancorp has received the written agreement of such person contemplated by Section 5.13 of the Agreement.

      (g) In the event any certificate representing SWB Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Alliance Bancorp Common Stock and cash for fractional shares, if any, as may be required pursuant hereto; provided, however, that Alliance Bancorp or the Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such sum as is reasonably necessary as indemnity against any claim that may be made against Alliance Bancorp, Alliance Bancorp, SWB, the Exchange Agent or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

      SECTION 2.05 NO FRACTIONAL SHARES. Notwithstanding any term or provision hereof, no fractional shares of Alliance Bancorp Common Stock, and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued upon the conversion of or in exchange for any shares of SWB Common Stock; no dividend or distribution with respect to Alliance Bancorp Common Stock shall be payable on or with respect to any fractional share interest; and no such fractional share interest shall entitle the owner thereof to vote or to any other rights of a stockholder of Alliance Bancorp as the Surviving Corporation. In lieu of such fractional share interest, any holder of SWB Common Stock who would otherwise be entitled to a fractional share of Alliance Bancorp Common Stock will, promptly following surrender of his certificate or certificates representing SWB Common Stock outstanding immediately before the Company Merger Effective Date, be paid the applicable cash value of such fractional share interest, which shall be equal to the product of the fraction of the share to which such holder would otherwise have been entitled and the Alliance Bancorp Market Value. For the purposes of determining any such fractional share interests, all shares of SWB Common Stock owned by a SWB stockholder shall be combined so as to calculate the maximum number of whole shares of Alliance Bancorp Common Stock issuable to such SWB stockholder.

      SECTION 2.06   STOCK OPTIONS.

        (a) At the Company Merger Effective Date, each option granted by SWB (a "SWB Option") to purchase shares of SWB Common Stock which is outstanding and unexercised immediately prior thereto shall, except as otherwise provided in this Section 2.06(c) hereof, be converted automatically into an option to purchase shares of Alliance Bancorp Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the SWB's Stock Option Plan for Outside Directors and the Incentive Stock Option Plan (collectively, the "SWB Option Plans")):

            (1) The number of shares of Alliance Bancorp Common Stock to be subject to the new option shall be equal to the product of the number of shares of SWB Common Stock subject to the original option and the Exchange Ratio, provided that any fractional share of Alliance Bancorp Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

            (2) The exercise price per share of Alliance Bancorp Common Stock under the new option shall be equal to the exercise price per share of SWB Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

      The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option, except that all references to the SWB shall be deemed to be references to Alliance Bancorp.

      (b) Prior to the Company Merger Effective Date, Alliance Bancorp shall reserve for issuance, the number of shares of Alliance Bancorp Common Stock necessary to satisfy Alliance Bancorp's obligations under this Section 2.06. Within thirty days after the Company Merger Effective Date, Alliance Bancorp shall file with the Securities and Exchange Commission (the "SEC") a registration statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Alliance Bancorp Common Stock subject to options to acquire Alliance Bancorp Common Stock issued pursuant to Section 2.06(a) hereof, and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with applicable state securities or "blue sky" laws, for so long as such options remain outstanding.


                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF SWB

      SWB represents and warrants to Alliance Bancorp that the statements contained in this Article III are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article III), except as set forth in the SWB
Disclosure Schedules delivered by SWB to Alliance Bancorp on the date hereof. SWB has made a good faith effort to ensure that the disclosure on each schedule of the SWB Disclosure Schedules corresponds to the section reference herein. However, for purposes of the SWB Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

      SECTION 3.01 ORGANIZATION.

      (a) SWB is a corporation duly organized ,validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on SWB.

      (b) Southwest Federal is a stock savings and loan association duly organized and validly existing under the laws of the United States. Except as set forth in SWB Disclosure Schedule 3.01(b), Southwest Federal is the only SWB Subsidiary. The deposits of Southwest Federal are insured by the FDIC through the SAIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Southwest Federal. Each other SWB Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

      (c) Southwest Federal is a member in good standing of the Federal Home Loan Bank of Chicago and owns the requisite amount of stock therein.

      (d) Except as disclosed in SWB Disclosure Schedule 3.01(d), the respective minute books of SWB and each SWB Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

      (e) Prior to the date of this Agreement, SWB has delivered to Alliance Bancorp true and correct copies of the of certificate of incorporation and bylaws of SWB.

      SECTION 3.02 CAPITALIZATION.

      (a) The authorized capital stock of SWB consists of (a) 5,000,000 shares of common stock, $0.01 par value ("SWB Common Stock"), of which 2,707,295 shares are outstanding, validly issued, fully paid and nonassessable and free of preemptive rights, and 1,756,063 shares are held by SWB as treasury stock (including 401,921 shares of treasury stock re-acquired by SWB during the two year period preceding the date of this Agreement) and (b) 1,000,000 shares of preferred stock, $0.01 par value, none of which are issued or outstanding. Neither SWB nor any SWB Subsidiary has or is bound by any Right of any character relating to the purchase, sale or issuance or voting of, or right to receive dividends or other distributions on any shares of SWB Common Stock, SWB preferred stock or any other security of SWB or any securities representing the right to vote, purchase or otherwise receive any shares of SWB Common Stock, SWB preferred stock or any other security of SWB, other than shares issuable under the Alliance Bancorp Option and other than as set forth in reasonable detail in the SWB Disclosure Schedule 3.02. SWB Disclosure Schedule 3.02(a) sets forth the name of each holder of options to purchase SWB Common Stock, the number of shares each such individual may acquire pursuant to the exercise of such options, and the exercise price relating to the options held. SWB Disclosure
Schedule 3.02(a) also sets forth the names of the holders of any unvested awards of SWB Common Stock under the SWB Recognition and Retention Plan for Outside Directors and the SWB Recognition and Retention Plan for Officers and Employees, the number of shares underlying such awards, and the vesting periods relating thereto.

      (b) SWB owns all of the capital stock of Southwest Federal, free and clear of any lien or encumbrance. Except for the SWB Subsidiaries, SWB does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests held in the investment portfolios of SWB Subsidiaries, equity interests held by SWB Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of SWB Subsidiaries.

      (c) To SWB's knowledge, no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act), is the beneficial owner (as defined in
Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of SWB Common Stock, except as disclosed in the SWB Disclosure Schedule 3.02.

      SECTION 3.03 AUTHORITY; NO VIOLATION.

      (a) SWB has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Southwest Federal has full corporate power and authority to execute and deliver the Plan of Merger and to consummate the Bank Merger. The execution and delivery of this Agreement by SWB and the completion by SWB of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of SWB and, except for approval of the shareholders of SWB, no other corporate proceedings on the part of SWB are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by SWB and, subject to approval by the shareholders of SWB and receipt of the required approvals of Regulatory Authorities described in Section 4.04 hereof, constitutes the valid and binding obligation of SWB and Southwest Federal, enforceable against SWB and Southwest Federal in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to Southwest Federal, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity. The Plan of Merger, upon its execution and delivery by Southwest Federal concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of Southwest Federal, enforceable against Southwest Federal in accordance with its terms, subject to applicable conservatorship and receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

      (b) (A) The execution and delivery of this Agreement by SWB, (B) the execution and delivery of the Plan of Merger by Southwest Federal, (C) subject to receipt of approvals from the Regulatory Authorities referred to in Section
4.04 hereof and SWB's and Alliance Bancorp's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and
(D) compliance by SWB or Southwest Federal with any of the terms or provisions hereof or of the Plan of Merger will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of SWB or any SWB Subsidiary or the charter and bylaws of Southwest Federal; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to SWB or any SWB Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of SWB or Southwest Federal under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which SWB or Southwest Federal is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on SWB.

      SECTION 3.04 CONSENTS. Except for the consents, waivers, approvals, filings and registrations from or with the Regulatory Authorities referred to in
Section 4.04 hereof and compliance with any conditions contained therein, and the approval of this Agreement by the requisite vote of the shareholders of SWB, no consents, waivers or approvals of, or filings or registrations with, any governmental authority are necessary, and, to SWB's knowledge, no consents, waivers or approvals of, or filings or registrations with, any other third parties are necessary, in connection with (a) the execution and delivery of this Agreement by SWB, and (b) the completion by Southwest Federal of the transactions contemplated hereby or by the Plan of Merger. SWB has no reason to believe that (i) any required consents or approvals will not be received, or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

      SECTION 3.05 FINANCIAL STATEMENTS.

      (a) SWB has  previously  delivered to Alliance  Bancorp the SWB Regulatory
Reports. The SWB Regulatory Reports have been, or will be, prepared in all material respects in accordance with applicable regulatory accounting principles and practices throughout the periods covered by such statements, and fairly present, or will fairly present in all material respects, the consolidated financial position, results of operations and changes in shareholders' equity of SWB as of and for the periods ended on the dates thereof, in accordance with applicable regulatory accounting principles applied on a consistent basis.

      (b) SWB has previously delivered to Alliance Bancorp the SWB Financials. The SWB Financials have been, or will be, prepared in accordance with GAAP, and (including the related notes where applicable) fairly present, or will fairly present, in each case in all material respects (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of SWB and the SWB Subsidiaries as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

      (c) At the date of each balance sheet included in the SWB Financials or the SWB Regulatory Reports, SWB did not have, or will not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such SWB Financials or SWB Regulatory Reports or in the footnotes thereto which are not fully reflected or reserved against therein or fully disclosed in a footnote thereto, except for liabilities, obligations and loss contingencies which are not material individually or in the aggregate and which are incurred in the ordinary course of business, consistent with past practice and except for liabilities, obligations and loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal, recurring audit adjustments and the absence of footnotes.

      SECTION 3.06 TAXES. SWB and the SWB Subsidiaries are members of the same affiliated group within the meaning of IRC Section 1504(a). SWB has duly filed all federal, state and material local tax returns required to be filed by or with respect to SWB and all SWB Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all material federal, state and local taxes which have been incurred by or are due or claimed to be due from SWB and any SWB Subsidiary by any taxing authority or pursuant to any written tax sharing agreement on or prior to the Closing Date other than taxes or other charges which (i) are not delinquent, (ii) are being contested in good faith, or (iii) have not yet been fully determined.

      SECTION 3.07. NO MATERIAL ADVERSE EFFECT. SWB and the SWB Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since September 30, 1997.

      Section 3.08.  CONTRACTS.

      (a) Except as described in the footnotes to the SWB Financials or in SWB Disclosure Schedule 3.08(a), neither SWB nor any SWB Subsidiary is a party to or subject to: (i) any employment, consulting or severance contract or material arrangement with any past or present officer, director or employee of SWB or any SWB Subsidiary, except for "at will" arrangements; (ii) any plan, material arrangement  or contract  providing  for bonuses,  pensions,  options,  deferred compensation, retirement payments, profit sharing or similar material arrangements for or with any past or present officers, directors or employees of SWB or any SWB Subsidiary; (iii) any collective bargaining agreement with any labor union relating to employees of SWB or any SWB Subsidiary; (iv) any agreement which by its terms limits the payment of dividends by SWB; (v) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which SWB or any SWB Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers' acceptances, Federal Home Loan Bank of Chicago advances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Alliance Bancorp or any Alliance Bancorp Subsidiary; or (vi) any contract (other than this Agreement) limiting the freedom, in any material respect, of SWB or Southwest Federal to engage in any type of banking or bank-related business which SWB is permitted to engage in under applicable law as of the date of this Agreement. The SWB Subsidiaries engaged in land acquisition and real estate development projects, as described in Item 1 to the SWB Annual Report on Form 10-K for the year ended December 31, 1996 under the caption "SUBSIDIARY ACTIVITIES," have conducted their activities in all material respects in accordance with the partnership and joint venture agreements entered into in connection with such activities and projects.

      (b) True and correct copies of agreements, plans, arrangements and instruments referred to in Section 3.08(a), have been provided to Alliance Bancorp on or before the date hereof, are listed on SWB Disclosure Schedule 3.08(a) and are in full force and effect on the date hereof and neither SWB nor any SWB Subsidiary (nor, to the knowledge of SWB, any other party to any such contract, plan, arrangement or instrument) has breached any provision of, or is in default in any respect under any term of, any such contract, plan, arrangement or instrument which breach has resulted in or will result in a Material Adverse Effect with respect to SWB. Except as set forth in the SWB Disclosure Schedule 3.08(b), no party to any material contract, plan, arrangement or instrument will have the right to terminate any or all of the provisions of any such contract, plan, arrangement or instrument as a result of the execution of, and the transactions contemplated by, this Agreement. Except as set forth in SWB Disclosure Schedule 3.08(b), none of the employees (including officers) of SWB, possess the right to terminate their employment as a result of the execution of this Agreement. Except as set forth in SWB Disclosure Schedule 3.08(b), no plan, employment agreement, termination agreement, or similar agreement or arrangement to which SWB or any SWB Subsidiary is a party or under which SWB or any SWB Subsidiary may be liable contains provisions which permit an employee or independent contractor to terminate it without cause and continue to accrue future benefits thereunder. Except as set forth in SWB Disclosure Schedule 3.08(b), no such agreement, plan or arrangement (x) provides for acceleration in the vesting of benefits or payments due thereunder upon the occurrence of a change in ownership or control of SWB or any SWB Subsidiary absent the occurrence of a subsequent event; or (y) requires SWB or any SWB Subsidiary to provide a benefit in the form of SWB Common Stock or determined by reference to the value of SWB Common Stock. No such agreement, plan or arrangement with respect to officers of SWB, or to SWB's knowledge, to its employees, provides for benefits which may cause the disallowance of a federal income tax deduction under IRC Section 280G. No limited rights (as such term is defined in the SWB stock option plans identified in Disclosure Schedule 3.08(a)) have been granted with respect to any employee or director stock option that is outstanding as of the date of this Agreement.

      SECTION 3.09  OWNERSHIP OF PROPERTY; INSURANCE COVERAGE.

      (a) Except as disclosed in SWB Disclosure Schedule 3.09, SWB and the SWB Subsidiaries have good and, as to real property, marketable title to all material assets and properties owned by SWB or any SWB Subsidiary in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the SWB Regulatory Reports and in the SWB Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items which secure liabilities for public or statutory obligations or any discount with, borrowing from or other obligations to any Federal Reserve Bank or any Federal Home Loan Bank, inter-bank credit facilities, or any transaction by a SWB Subsidiary acting in a fiduciary capacity, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, and (iii) items permitted under Article IV. SWB and the SWB Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by SWB and its Subsidiaries in the conduct of their businesses to occupy or use all such properties as presently occupied and used by each of them.

Except as disclosed in SWB Disclosure Schedule 3.09, such existing leases and commitments to lease constitute or will constitute operating leases for both tax and financial accounting purposes and the lease expense and minimum rental commitments with respect to such leases and lease commitments are as disclosed in the Notes to the SWB Financials.

      (b) With respect to all material agreements pursuant to which SWB or any SWB Subsidiary has purchased securities subject to an agreement to resell, if any, SWB or such SWB Subsidiary, as the case may be, has a lien or security interest (which to SWB's knowledge is a valid, perfected first lien) in the securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.

      (c) SWB and each SWB Subsidiary currently maintains insurance considered by SWB to be reasonable for their respective operations and similar in scope and coverage to that customarily maintained by other businesses similarly engaged in a similar location, in accordance with good business practice. SWB has not received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no material claims pending under such policies of insurance and no notices have been given by SWB under such policies. All such insurance is valid and enforceable and in full force and effect, and within the last three years SWB has received each type of insurance coverage for which it has applied and during such periods has not been denied indemnification for any material claims submitted under any of its insurance policies.

      SECTION 3.10 LEGAL  PROCEEDINGS.  Except as  disclosed  in SWB  Disclosure
Schedule 3.10, neither SWB nor any SWB Subsidiary is a party to any, and there are no pending or, to the best of SWB's knowledge, threatened legal, administrative, arbitration or other proceedings, claims (whether asserted or unasserted), actions or governmental investigations or inquiries of any nature
(i) against SWB or any SWB Subsidiary, (ii) to which SWB or any SWB Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of SWB to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, if adversely determined, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on SWB and the SWB Subsidiaries, taken as a whole.

      SECTION 3.11 COMPLIANCE WITH APPLICABLE LAW.

      (a) SWB and SWB Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their respective businesses nor otherwise have a Material Adverse Effect on SWB and the SWB Subsidiaries, taken as a whole.

      (b) Except as disclosed in SWB Disclosure Schedule 3.11, neither SWB nor any SWB Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that SWB or any SWB Subsidiary is not in material compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to SWB or any SWB Subsidiary; (iii) requiring or threatening to require SWB or any SWB Subsidiary, or indicating that SWB or any SWB Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of SWB or any SWB Subsidiary, including without limitation any restriction on the payment of dividends; or
(iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of SWB or any SWB Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither SWB nor any SWB Subsidiary has consented to or entered into any currently effective Regulatory Agreement, except as set forth in SWB Disclosure Schedule 3.11.

      SECTION 3.12 ERISA. SWB has previously delivered to Alliance Bancorp true and complete copies of all employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, employment agreements, annual or long term incentive plans, settlement plans, policies and agreements, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans) and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth in SWB Disclosure Schedule 3.12, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of SWB or any SWB Subsidiary, together with (i) each trust agreement and group annuity contract, if any, relating to such benefit plans, (ii) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC Section 401(a), (iii) the most recent annual reports relating to such plans filed with any government agency, and (iv) all rulings and determination letters which pertain to any such plans. Neither SWB, any SWB subsidiary nor any pension plan maintained by SWB or any SWB Subsidiary, has incurred directly or indirectly, within the past six (6) years any liability under Title IV of ERISA that has not been satisfied in full, and no condition exists that presents a material risk of incurring a liability under such Title, other than liability for premiums due to the Pension Benefit Guaranty Corporation ("PBGC") which payments have been made or will be made when due, nor has any "reportable event" under ERISA Section 4043 occurred with respect to such plan. With respect to each employee benefit plan subject to Title IV of ERISA, the present value of accrued benefits under such plan or plans, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not, as of its latest valuation date, exceed the then current value of the assets of such plan and SWB is not aware of any facts or circumstances that would materially change the funded status of any such ERISA plan. All contributions required to be made under the terms of any ERISA plan have been timely made. No such ERISA plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA.

      To the best of SWB's knowledge, neither SWB nor any SWB Subsidiary has incurred or is subject to any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply and within the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. To the best of SWB's knowledge, no prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC Section 4975) has occurred within the past six
(6) years with respect to any employee benefit plan maintained by SWB or any SWB Subsidiary which would result in the imposition, directly or indirectly, of an excise tax under IRC 4975 or other penalty under ERISA or the IRC, which, individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to SWB. SWB and the SWB Subsidiaries provide continuation coverage under group health plans for separating employees and "qualified beneficiaries" in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance in all material respects with Section 1862(b)(1) of the Social Security Act. With respect to the outstanding loan to SWB's employee stock ownership plan, as of September 30, 1997, the principal amount outstanding does not exceed $400,000.

      SECTION 3.13 BROKERS, FINDERS AND FINANCIAL ADVISORS. Except for SWB's engagement of Robert W. Baird & Co. Incorporated ("Baird") in connection with transactions contemplated by this Agreement, neither SWB nor any SWB Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or the Plan of Merger, or, except for its commitments disclosed in SWB Disclosure Schedule 3.13, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or the Plan of Merger, which has not been reflected in the SWB Financials.

      SECTION 3.14. ENVIRONMENTAL MATTERS. To the knowledge of SWB, neither SWB nor any SWB Subsidiary, nor any properties owned or operated by SWB or any SWB Subsidiary has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, has resulted, or will result, in a Material Adverse Effect with respect to SWB and its Subsidiaries taken as a whole. There are no actions, suits or proceedings, or demands, claims, notices or, to SWB's knowledge, investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of SWB, threatened, relating to the liability of any property owned or operated by SWB or any SWB Subsidiary under any Environmental Law. SWB Disclosure Schedule 3.14 identifies all material reports, studies, sampling data, permits, and governmental filings in the possession of or reasonably available to SWB or any SWB Subsidiary concerning the Environmental Laws and SWB or any SWB Subsidiary or any of their current or former properties or operations.

      SECTION 3.15. LOAN PORTFOLIO. The allowance for loan losses reflected, and to be reflected, in the SWB Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the SWB Financials have been, and will be, established in accordance with the requirements of GAAP and all applicable regulatory criteria. SWB Disclosure Schedule 3.15 sets forth all loans that are classified by SWB or federal bank regulatory or supervisory authority as "Special Mention," "Substandard," "Doubtful," "Loss" or "Classified," together with the aggregate principal amount of and accrued and unpaid interest on such loans, by category.

      SECTION 3.16. INFORMATION TO BE SUPPLIED. The information to be supplied by SWB for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by SWB for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

      SECTION 3.17. SECURITIES DOCUMENTS. SWB has delivered to Alliance Bancorp copies of its (i) annual reports on Form 10-K for the years ended December 31, 1996, 1995 and 1994, (ii) quarterly reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 and (iii) proxy materials used or for use in connection with its meetings of shareholders held in 1997, 1996 and 1995. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Securities Laws.

        SECTION 3.18. RELATED PARTY TRANSACTIONS. Except as disclosed in SWB Disclosure Schedule 3.18, or as described in SWB's Proxy Statement distributed in connection with the 1997 annual meeting of shareholders (which has previously been provided to Alliance Bancorp), SWB is not a party to any transaction (including any loan or other credit accommodation) with any Affiliate of SWB (except a SWB Subsidiary). Except as disclosed in SWB Disclosure Schedule 3.18, all such transactions (a) were made in the ordinary course of business, (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features. Except as set forth on SWB Disclosure Schedule 3.18, no loan or credit accommodation to any Affiliate of SWB is presently in default or, during the three year period prior to the date of this Agreement, has been in default or has been restructured, modified or extended. SWB has not been notified that principal and interest with respect to any such loan or other credit accommodation will not be paid when due or that the loan grade
classification   accorded   such  loan  or  credit   accommodation   by  SWB  is
inappropriate.

      SECTION 3.19.  SCHEDULE OF TERMINATION  BENEFITS.  SWB Disclosure Schedule
3.19 includes a schedule of all termination benefits and related payments that would be payable to the individuals identified thereon, excluding any options to acquire SWB Common Stock granted to such individuals, under any and all employment agreements, special termination agreements, supplemental executive retirement plans, deferred bonus plans, deferred compensation plans, salary continuation plans, or any compensation arrangement, or other pension benefit or welfare benefit plan maintained by SWB solely for the benefit of officers or directors of SWB or SWB Subsidiaries (the "Benefits Schedule"), assuming their employment or service is terminated as of December 31, 1997 and the Closing Date occurs prior to such termination. No other individuals are entitled to benefits under any such plans. Notwithstanding the foregoing, Alliance Bancorp acknowledges that additional payments may be required to be made by Southwest Federal, SWB, or Alliance Bancorp to the Southwest Federal Savings and Loan Association of Chicago Supplemental Executive Retirement Plan in order to satisfy the obligations to the beneficiaries of such plan.

      SECTION 3.20. LOANS. Each loan reflected as an asset in the SWB Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct in all material respects, (ii) to the extent secured, to SWB's knowledge has been secured by valid liens and security interests which have to SWB's knowledge been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on SWB and the SWB Subsidiaries taken as a whole.

      SECTION 3.21. ANTITAKEOVER PROVISIONS INAPPLICABLE. Except as set forth on SWB Disclosure Schedule 3.21, the transactions contemplated by this Agreement are not subject to any applicable state takeover law.

      Section 3.22. FAIRNESS OPINION. SWB has received a written opinion from Baird to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the consideration to be received by the stockholders of SWB pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

                                   ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF ALLIANCE BANCORP

      Alliance Bancorp represents and warrants to SWB that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Alliance Bancorp Disclosure Schedules delivered by Alliance Bancorp to SWB on the date hereof. Alliance Bancorp has made a good faith effort to ensure that the disclosure on each schedule of the Alliance Bancorp

Disclosure Schedules corresponds to the section reference herein. However, for purposes of the Alliance Bancorp Disclosure Schedules, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

      SECTION 4.01. ORGANIZATION.

      (a) Alliance Bancorp is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to carry on its business as now conducted and is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Alliance Bancorp.

       (b) Liberty Federal is a stock savings bank duly organized, validly existing and in good standing under the laws of the United States. Except as set forth in Alliance Bancorp Disclosure Schedule 4.01(b), Liberty Federal is the only Alliance Bancorp Subsidiary. The deposits of Liberty Federal are insured by the FDIC through the SAIF to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Liberty Federal. Each other Alliance Bancorp Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization.

      (c) Liberty Federal is a member in good standing of the Federal Home Loan Bank of Chicago and owns the requisite amount of stock therein.

      (d) Except as disclosed in Alliance Bancorp Disclosure Schedule 4.01(d), the respective minute books of Alliance Bancorp and each Alliance Bancorp Subsidiary accurately record, in all material respects, all material corporate actions of their respective shareholders and boards of directors (including committees) through the date of this Agreement.

      (e) Prior to the date of this Agreement, Alliance Bancorp has delivered to SWB true and correct copies of the of certificate of incorporation and bylaws of Alliance Bancorp.

      SECTION 4.02 CAPITALIZATION.

      (a) The authorized capital stock of Alliance Bancorp consists of (a) 11,000,000 shares of common stock, par value $0.01 per share (the "Alliance
Bancorp Common Stock"), of which, at the date of this Agreement, 8,175,885 shares are validly issued, fully paid and nonassessable and 154,087 shares are held by Alliance Bancorp as treasury stock, and (b) 1,500,000 shares of preferred stock, par value $0.01 per share, of which, at the date of this Agreement, no shares of were issued and outstanding. No shares of Alliance Bancorp Common Stock were issued in violation of any preemptive rights. Alliance Bancorp has no Rights authorized, issued or outstanding, other than options to acquire 1,003,920 shares of Alliance Bancorp Common Stock under Alliance Bancorp's employee benefit plans and stock option plans.

      (b) To Alliance Bancorp's knowledge, and except as set forth in the Alliance Bancorp Disclosure Schedule 4.02(b), no Person or "group" (as that term is used in Section 13(d)(3) of the Exchange Act) is the beneficial owner (as defined in Section 13(d) of the Exchange Act) of 5% or more of the outstanding shares of Alliance Bancorp Common Stock.

      (c) Alliance Bancorp owns all of the capital stock of Liberty Federal, free and clear of any lien or encumbrance. Except for the Alliance Bancorp Subsidiaries, Alliance Bancorp does not possess, directly or indirectly, any material equity interest in any corporation, except for equity interests held in the investment portfolios of Alliance Bancorp Subsidiaries, equity interests held by Alliance Bancorp Subsidiaries in a fiduciary capacity, and equity interests held in connection with the lending activities of Alliance Bancorp Subsidiaries.

      SECTION 4.03 AUTHORITY; NO VIOLATION.

      (a) Alliance Bancorp has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Liberty Federal has full corporate power and authority to execute and deliver the Plan of Merger and to consummate the Bank Merger. The execution and delivery of this Agreement by Alliance Bancorp and the completion by Alliance Bancorp of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Alliance Bancorp and, except for approval of the shareholders of Alliance Bancorp, no other corporate proceedings on the part of Alliance Bancorp are necessary to complete the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Alliance Bancorp and, subject to approval by the shareholders of Alliance Bancorp and receipt of the required approvals of Regulatory Authorities described in Section
4.04 hereof, constitutes the valid and binding obligation of Alliance Bancorp and Liberty Federal, enforceable against Alliance Bancorp and Liberty Federal in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and as to Liberty Federal, the conservatorship or receivership provisions of the FDIA, and subject, as to enforceability, to general principles of equity. The Plan of Merger, upon its execution and delivery by Liberty Federal concurrently with the execution and delivery of this Agreement, will constitute the valid and binding obligation of Liberty Federal, enforceable against Liberty Federal in accordance with its terms, subject to applicable conservatorship and receivership provisions of the FDIA, or insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity.

      (b) (A) The execution and delivery of this Agreement by Alliance  Bancorp,
(B) the execution and delivery of the Plan of Merger by Liberty Federal, (C) subject to receipt of approvals from the Regulatory Authorities referred to in
Section 4.04 hereof and SWB's and Alliance Bancorp's compliance with any conditions contained therein, the consummation of the transactions contemplated hereby, and (D) compliance by Alliance Bancorp or Liberty Federal with any of the terms or provisions hereof or of the Plan of Merger will not (i) conflict with or result in a breach of any provision of the certificate of incorporation or bylaws of Alliance Bancorp or any Alliance Bancorp Subsidiary or the charter and bylaws of Liberty Federal; (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Alliance Bancorp or any Alliance Bancorp Subsidiary or any of their respective properties or assets; or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination of, accelerate the performance required by, or result in a right of termination or acceleration or the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Alliance Bancorp or Liberty Federal under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other investment or obligation to which Alliance Bancorp or Liberty Federal is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults under clause (ii) or (iii) hereof which, either individually or in the aggregate, will not have a Material Adverse Effect on Alliance Bancorp.

      SECTION 4.04. CONSENTS. Except for consents, approvals, filings and registrations from or with the OTS and SEC, and state "blue sky" authorities, and compliance with any conditions contained therein, and the approval of this Agreement by the shareholders of Alliance Bancorp in accordance with Nasdaq requirements applicable to it, and the approval of the Plan of Merger by Alliance Bancorp as sole shareholder of Liberty Federal, and by the Liberty Federal Board of Directors, the filing of a certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL, and the articles of combination with the OTS, no consents or approvals of, or filings or registrations with, any public body or authority are necessary, and no consents or approvals of any third parties are necessary, or will be, in connection with
(a) the execution and delivery of this Agreement by Alliance Bancorp or the Plan of Merger by Liberty Federal, and (b) the completion by Alliance Bancorp of the transactions contemplated hereby or by Liberty Federal of the Bank Merger. Alliance Bancorp has no reason to believe that (i) any required consents or approvals will not be received or will be received with conditions, limitations or restrictions unacceptable to it or which would adversely impact Alliance Bancorp's ability to complete the transactions contemplated by this Agreement or that (ii) any public body or authority, the consent or approval of which is not required or any filing with which is not required, will object to the completion of the transactions contemplated by this Agreement.

      SECTION 4.05. FINANCIAL STATEMENTS.

      (a) Alliance Bancorp has previously delivered, or will deliver, to SWB the Alliance Bancorp Regulatory Reports. The Alliance Bancorp Regulatory Reports have been, or will be, prepared in accordance with applicable regulatory accounting principles and practices and fairly present, or will fairly present, the consolidated financial position, results of operations and changes in shareholders' equity of Alliance Bancorp as of and for the periods ending on the dates thereof, in accordance with applicable regulatory accounting principles. Alliance Bancorp will make the Alliance Bancorp Regulatory Reports available to SWB for inspection.

      (b) Alliance Bancorp has previously delivered to SWB the Alliance Bancorp Financials. The Alliance Bancorp Financials have been, or will be, prepared in accordance with GAAP and practices applied on a consistent basis throughout the periods covered by such statements, and (including the related notes where applicable) fairly present, or will fairly present (subject in the case of the unaudited interim statements to normal year-end adjustments), the consolidated financial position, results of operations and cash flows of Alliance Bancorp and the Alliance Bancorp Subsidiaries as of and for the respective periods ending on the dates thereof, in accordance with GAAP applied on a consistent basis during the periods involved, except as indicated in the notes thereto, or in the case of unaudited statements, as permitted by Form 10-Q.

      (c) At the date of each balance sheet included in the Alliance Bancorp Financials, Alliance Bancorp did not have any liabilities, obligations or loss contingencies of any nature (whether absolute, accrued, contingent or otherwise) of a type required to be reflected in such Alliance Bancorp Financials or in the footnotes thereto which are not fully reflected or reserved against therein or disclosed in a footnote thereto, except for liabilities, obligations or loss contingencies which are not material in the aggregate and which are incurred in the ordinary course of business, consistent with past practice, and except for liabilities, obligations or loss contingencies which are within the subject matter of a specific representation and warranty herein and subject, in the case of any unaudited statements, to normal recurring audit adjustments and the absence of footnotes.

      SECTION 4.06. TAXES. Alliance Bancorp and the Alliance Bancorp Subsidiaries are members of the same affiliated group within the meaning of IRC
Section 1504(a). Alliance Bancorp has duly filed, and will file, all federal, state and local tax returns required to be filed by or with respect to Alliance Bancorp and all Alliance Bancorp Subsidiaries on or prior to the Closing Date (all such returns being accurate and correct in all material respects) and has duly paid or will pay, or made or will make, provisions for the payment of all federal, state and local taxes which have been incurred by or are due or claimed to be due from Alliance Bancorp and any Alliance Bancorp Subsidiary by any taxing authority or pursuant to any tax sharing agreement or arrangement (written or oral) on or prior to the Closing Date other than taxes which (i) are not delinquent or (ii) are being contested in good faith.

      SECTION 4.07. NO MATERIAL ADVERSE EFFECT. Alliance Bancorp and the Alliance Bancorp Subsidiaries, taken as a whole, have not suffered any Material Adverse Effect since September 30, 1997.

      SECTION 4.08.  OWNERSHIP OF PROPERTY; INSURANCE COVERAGE; CONTRACTS.

      (a) Except as set forth in Alliance Bancorp Disclosure Schedule 4.08(a), Alliance Bancorp and the Alliance Bancorp Subsidiaries have good and, as to real property, marketable title to all material assets and properties owned by Alliance Bancorp or any of its Subsidiaries in the conduct of their businesses, whether such assets and properties are real or personal, tangible or intangible, including assets and property reflected in the balance sheets contained in the Alliance Bancorp Financials or acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value, in the ordinary course of business, since the date of such balance sheets), subject to no material encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities for borrowed money and that are described in the Alliance Bancorp Disclosure
Schedule 4.08(a) or described in Section 5.01(v) of Article V hereof, and (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith. Alliance Bancorp and the Alliance Bancorp Subsidiaries, as lessee, have the right under valid and subsisting leases of real and personal properties used by Alliance Bancorp and its Subsidiaries in the conduct of their businesses to occupy and use all such properties as presently occupied and used by each of them.

      (b) Alliance Bancorp and the Alliance Bancorp Subsidiaries currently maintain insurance in amounts considered by Alliance Bancorp to be reasonable for their respective operations, and such insurance is similar in scope and coverage to that maintained by other businesses similarly engaged. Neither Alliance Bancorp nor any Alliance Bancorp Subsidiary has received notice from any insurance carrier that (i) such insurance will be canceled or that coverage thereunder will be reduced or eliminated or (ii) premium costs with respect to such insurance will be substantially increased.

      (c) Neither Alliance Bancorp nor any Alliance Bancorp Subsidiary is a party to or subject to: (i) any collective bargaining agreement with any labor union relating to employees of Alliance Bancorp or any Alliance Bancorp Subsidiary; (ii) any agreement which by its terms limits the payment of dividends by Alliance Bancorp; or (iii) any instrument evidencing or related to material indebtedness for borrowed money whether directly or indirectly, by way of purchase money obligation, conditional sale, lease purchase, guaranty or otherwise, in respect of which Alliance Bancorp or any Alliance Bancorp Subsidiary is an obligor to any person, which instrument evidences or relates to indebtedness other than deposits, repurchase agreements, bankers' acceptances, Federal Home Loan Bank of Chicago advances, and "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" or which contains financial covenants or other restrictions (other than those relating to the payment of principal and interest when due) which would be applicable on or after the Closing Date to Alliance Bancorp or any Alliance Bancorp Subsidiary; or (iv) any contract (other than this Agreement) limiting the freedom, in any material respect, of Alliance Bancorp or Liberty Federal to engage in any type of banking or bank-related business which Alliance Bancorp or Liberty Federal is permitted to engage in under applicable law as of the date of this Agreement.

      SECTION 4.09. LEGAL PROCEEDINGS. Neither Alliance Bancorp nor any Alliance Bancorp Subsidiary is a party to any, and there are no pending or, to the best of Alliance Bancorp's knowledge, threatened legal, administrative, arbitration or other proceedings, claims, actions or governmental investigations or inquiries of any nature (i) against Alliance Bancorp or any Alliance Bancorp Subsidiary, (ii) to which Alliance Bancorp's or any Alliance Bancorp Subsidiary's assets are or may be subject, (iii) challenging the validity or propriety of any of the transactions contemplated by this Agreement, or (iv) which could adversely affect the ability of Alliance Bancorp to perform under this Agreement, except for any proceedings, claims, actions, investigations or inquiries referred to in clauses (i) or (ii) which, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect on Alliance Bancorp and the Alliance Bancorp Subsidiaries taken as a whole.

      SECTION 4.10. COMPLIANCE WITH APPLICABLE LAW.

      (a) Alliance Bancorp and the Alliance Bancorp Subsidiaries hold all licenses, franchises, permits and authorizations necessary for the lawful conduct of their businesses under, and have complied in all material respects with, applicable laws, statutes, orders, rules or regulations of any federal, state or local governmental authority relating to them, other than where such failure to hold or such noncompliance will neither result in a limitation in any material respect on the conduct of their businesses nor otherwise have a Material Adverse Effect on Alliance Bancorp and its Subsidiaries taken as a whole.

      (b) Neither Alliance Bancorp nor any Alliance Bancorp Subsidiary has received any notification or communication from any Regulatory Authority (i) asserting that Alliance Bancorp or any Alliance Bancorp Subsidiary is not in compliance with any of the statutes, regulations or ordinances which such Regulatory Authority enforces; (ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to Alliance Bancorp or any Alliance Bancorp Subsidiary; (iii) requiring or threatening to require Alliance Bancorp or any Alliance Bancorp Subsidiary, or indicating that Alliance Bancorp or any Alliance Bancorp Subsidiary may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting, or purporting to restrict or limit, in any manner the operations of Alliance Bancorp or any Alliance Bancorp
Subsidiary, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any manner the operations of Alliance Bancorp or any Alliance Bancorp Subsidiary, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither Alliance Bancorp nor any Alliance Bancorp Subsidiary is a party to, nor has consented to any Regulatory Agreement.

      SECTION 4.11. INFORMATION TO BE SUPPLIED. The information to be supplied by Alliance Bancorp for inclusion in the Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the Registration Statement is declared effective pursuant to the Securities Act, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading. The information supplied, or to be supplied, by Alliance Bancorp for inclusion in the Applications will, at the time such documents are filed with any Regulatory Authority, be accurate in all material aspects.

      SECTION 4.12. ERISA AND EMPLOYMENT ARRANGEMENTS. Alliance Bancorp has previously made available to SWB true and complete copies of the employee pension benefit plans within the meaning of ERISA Section 3(2), profit sharing plans, stock purchase plans, deferred compensation and supplemental income plans, supplemental executive retirement plans, employment and special termination agreements, annual incentive plans, group insurance plans, and all other employee welfare benefit plans within the meaning of ERISA Section 3(1) (including vacation pay, sick leave, short-term disability, long-term disability, and medical plans), and all other employee benefit plans, policies, agreements and arrangements, all of which are set forth on the Alliance Bancorp Disclosure Schedule, maintained or contributed to for the benefit of the employees or former employees (including retired employees) and any beneficiaries thereof or directors or former directors of Alliance Bancorp or any Alliance Bancorp Subsidiary, together with (i) the most recent actuarial (if any) and financial reports relating to those plans which constitute "qualified plans" under IRC
Section 401(a), (ii) the most recent annual reports relating to such plans filed by them, respectively, with any government agency, and (iii) all rulings and determination letters which pertain to any such plans. Neither Alliance Bancorp nor any Alliance Bancorp Subsidiary, and no pension plan maintained by Alliance Bancorp or any Alliance Bancorp Subsidiary, has incurred, directly or indirectly, within the past six (6) years any liability under Title IV of ERISA (including to the Pension Benefit Guaranty Corporation) or to the IRS with respect to any pension plan qualified under IRC Section 401(a) which liability has resulted in or will result in a Material Adverse Effect with respect to Alliance Bancorp, except liabilities to the Pension Benefit Guaranty Corporation pursuant to ERISA Section 4007, all of which have been fully paid, nor has any reportable event under ERISA Section 4043 occurred with respect to any such pension plan. With respect to each of such plans that is subject to Title IV of ERISA, the present value of the accrued benefits under such plan, based upon the actuarial assumptions used for funding purposes in the plan's most recent actuarial report did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits. Neither Alliance Bancorp nor any Alliance Bancorp Subsidiary has incurred any liability under ERISA Section 4201 for a complete or partial withdrawal from a multi-employer plan. All "employee benefit plans," as defined in ERISA Section 3(3), comply and in the past six (6) years have complied in all material respects with (i) relevant provisions of ERISA, and (ii) in the case of plans intended to qualify for favorable income tax treatment, provisions of the IRC relevant to such treatment. No prohibited transaction (which shall mean any transaction prohibited by ERISA Section 406 and not exempt under ERISA Section 408 or any transaction prohibited under IRC Section 4975) has occurred within the past six (6) years with respect to any employee benefit plan maintained by Alliance Bancorp or any Alliance Bancorp Subsidiary that would result in the imposition, directly or indirectly, of an excise tax under IRC Section 4975 or other penalty under ERISA or the IRC, which individually or in the aggregate, has resulted in or will result in a Material Adverse Effect with respect to Alliance Bancorp. Alliance Bancorp and the Alliance Bancorp Subsidiaries provide continuation coverage under group health plans for separating employees in accordance with the provisions of IRC Section 4980B(f). Such group health plans are in compliance with Section 1862(b)(1) of the Social Security Act.

      SECTION 4.13. SECURITIES DOCUMENTS. Alliance Bancorp has delivered, or will deliver, to SWB copies of its (i) annual reports on SEC Form 10-K for the years ended September 30, 1996, 1995, and 1994, (ii) quarterly reports on SEC Form 10-Q for the quarters ended December 31, 1996, March 31, 1997, June 30, 1997 and September 30, 1997, and (iii) proxy statement dated May 1, 1997 used in connection with its annual meeting of shareholders held in May 1997. Such reports and such proxy materials complied, at the time filed with the SEC, in all material respects, with the Exchange Act and the applicable rules and regulations of the SEC.

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



      SECTION 4.14. ENVIRONMENTAL MATTERS. To the knowledge of Alliance Bancorp, neither Alliance Bancorp nor any Alliance Bancorp Subsidiary, nor any properties owned or operated by Alliance Bancorp or any Alliance Bancorp Subsidiary has been or is in violation of or liable under any Environmental Law which violation or liability, individually or in the aggregate, has resulted, or will result, in a Material Adverse Effect with respect to Alliance Bancorp and its Subsidiaries taken as a whole. There are no actions, suits or proceedings, or demands, claims, notices or, to Alliance Bancorp's knowledge, investigations (including without limitation notices, demand letters or requests for information from any environmental agency) instituted or pending, or to the knowledge of Alliance Bancorp, threatened, relating to the liability of any property owned or operated by Alliance Bancorp or any Alliance Bancorp Subsidiary under any Environmental Law.

      SECTION 4.15. LOAN PORTFOLIO. The allowance for loan losses reflected, and to be reflected, in the Alliance Bancorp Regulatory Reports, and shown, and to be shown, on the balance sheets contained in the Alliance Bancorp Financials have been, and will be, established in accordance with the requirements of GAAP and all applicable regulatory criteria. Alliance Bancorp Disclosure Schedule
4.15 sets forth all loans that are classified by Alliance Bancorp or federal bank regulatory or supervisory authority as "Special Mention," "Substandard," "Doubtful," "Loss" or "Classified," together with the aggregate principal amount of and accrued and unpaid interest on such loans, by category.

      SECTION 4.16. BROKERS, FINDERS AND FINANCIAL ADVISORS. Except for Alliance Bancorp's engagement of Friedman, Billings, Ramsey & Co. Inc. ("FBR") in connection with transactions contemplated by this Agreement, neither Alliance Bancorp nor any Alliance Bancorp Subsidiary, nor any of their respective officers, directors, employees or agents, has employed any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement or the Plan of Merger, or, except for its commitments disclosed in Alliance Bancorp Disclosure Schedule 4.16, incurred any liability or commitment for any fees or commissions to any such person in connection with the transactions contemplated by this Agreement or the Plan of Merger, which has not been reflected in the Alliance Bancorp Financials.

      SECTION 4.17. LOANS. Each loan reflected as an asset in the Alliance Bancorp Financial Statements (i) is evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and correct (ii) to the extent secured, has been secured by valid liens and security interests which have been perfected, and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles, in each case other than loans as to which the failure to satisfy the foregoing standards would not have a Material Adverse Effect on Alliance Bancorp. All loan transactions with Affiliates (a) were made in the ordinary course of business,
(b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other Persons, and (c) did not involve more than the normal risk of collectability or present other unfavorable features.


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



      SECTION 4.18. ANTITAKEOVER PROVISIONS INAPPLICABLE. Except as set forth on Alliance Bancorp Disclosure Schedule 4.18, the transactions contemplated by this Agreement are not subject to any applicable state takeover law.

      Section 4.19. FAIRNESS OPINION. Alliance Bancorp has received a written opinion from FBR to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof, the Exchange Ratio is fair to Alliance Bancorp stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.


                                    ARTICLE V
                            COVENANTS OF THE PARTIES

      SECTION 5.01. CONDUCT OF SWB'S BUSINESS.

      (a) From the date of this Agreement to the Closing Date, SWB and Southwest Federal will conduct their business and engage in transactions, including extensions of credit, only in the ordinary course and consistent with past practice and policies, except as otherwise required or contemplated by this Agreement or with the written consent of Alliance Bancorp. SWB and Southwest Federal will use its reasonable good faith efforts, to (i) preserve their business organizations intact, (ii) maintain good relationships with employees, and (iii) preserve for themselves the good will of their customers and others with whom business relationships exist. From the date hereof to the Closing Date, except as otherwise consented to or approved by Alliance Bancorp in writing or as contemplated or required by this Agreement, SWB will not, and SWB will not permit any SWB Subsidiary to:

      (i) amend or change any provision of its certificate of incorporation, charter, or bylaws;

      (ii) change the number of authorized or issued shares of its capital stock or issue or grant any Right or agreement of any character relating to its authorized or issued capital stock or any securities convertible into shares of such stock, or split, combine or reclassify any shares of capital stock, or declare, set aside or pay any dividend or other distribution in respect of capital stock, other than the quarterly cash dividend of $0.20 per share, or redeem or otherwise acquire any shares of capital stock, except that (A) SWB may issue shares of SWB Common Stock upon the valid exercise, in accordance with the information set forth in SWB Disclosure Schedule 3.02, of presently outstanding options to acquire SWB Common Stock under the SWB Stock Option Plans. After the dividend paid by SWB in the first calendar quarter in 1998, if requested by Alliance Bancorp, the Board of Directors of SWB shall promptly cause its regular quarterly dividend record dates and payment dates to be the same as Alliance Bancorp's regular quarterly dividend record dates and payment dates for Alliance Bancorp Common Stock, and SWB shall not change its regular dividend payment dates and record dates without the prior written consent of Alliance Bancorp. Nothing contained in this Section 5.01(ii) or in any other Section of this Agreement shall be construed to permit SWB stockholders to receive two cash dividends in any quarter;

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



      (iii)  except  pursuant to the  arrangements  set forth in SWB  Disclosure
Schedule 5.01, grant any severance or termination pay (other than pursuant to written policies or written agreements of SWB in effect on the date hereof and provided to Alliance Bancorp prior to the date hereof) to, or enter into any new or amend any existing employment agreement with, or increase the compensation of (except for normal increases in the ordinary course of business consistent in timing and amount with past practice), any employee, officer or director of SWB or any SWB Subsidiary;

      (iv) merge or consolidate SWB or any SWB Subsidiary with any other corporation; sell or lease all or any substantial portion of the assets or business of SWB or any SWB Subsidiary; make any acquisition of all or any substantial portion of the business or assets of any other person, firm, association, corporation or business organization other than in connection with foreclosures, settlements in lieu of foreclosure, troubled loan or debt restructuring, or the collection of any loan or credit arrangement between SWB, or any SWB Subsidiary, and any other person; enter into a purchase and assumption transaction with respect to deposits and liabilities; permit the revocation or surrender by any SWB Subsidiary of its certificate of authority to maintain, or file an application for the relocation of, any existing branch office, or file an application for a certificate of authority to establish a new branch office;

      (v) sell or otherwise dispose of the capital stock of SWB or sell or otherwise dispose of any asset of SWB or of any SWB Subsidiary other than in the ordinary course of business consistent with past practice; subject any asset of SWB or of any SWB Subsidiary to a lien, pledge, security interest or other encumbrance (other than in connection with deposits, repurchase agreements, SWB acceptances, advances from the Federal Home Loan Bank of Chicago, "treasury tax and loan" accounts established in the ordinary course of business and transactions in "federal funds" and the satisfaction of legal requirements in the exercise of trust powers) other than in the ordinary course of business consistent with past practice; incur any indebtedness for borrowed money (or guarantee any indebtedness for borrowed money), except in the ordinary course of business consistent with past practice;

      (vi) take any action which would result in any of the representations and warranties of SWB set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law;

      (vii) change any method, practice or principle of accounting, except as may be required from time to time by GAAP (without regard to any optional early adoption date) or any Regulatory Authority responsible for regulating SWB or Southwest Federal;

      (viii)waive, release, grant or transfer any material rights of value or modify or change in any material respect any existing material agreement or indebtedness to which SWB or any SWB Subsidiary is a party, other than in the ordinary course of business, consistent with past practice;


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



      (ix) implement any pension, retirement, profit sharing, bonus, welfare benefit or similar plan or arrangement that was not in effect on the date of this Agreement, or materially amend any existing plan or arrangement except to the extent such amendments do not result in an increase in cost; contribute to any pension, retirement, profit sharing, bonus, welfare benefit or similar plan or arrangement other than in amounts and in a manner consistent with past practice;

      (x) purchase any security for its investment portfolio not rated "A" or higher by either Standard & Poor's Corporation or Moody's Investor Services, Inc.;

      (xi) fail to review with a representative of Alliance Bancorp on a regular basis proposed loans or other credit facility commitments (including without limitation, lines of credit and letters of credit, but excluding loans to be secured by mortgages on one- to four-family residential real estate) to any borrower or group of affiliated borrowers in excess of $1,000,000, or any increase, compromise, extension, renewal or modification of any existing loan or commitment outstanding in excess of $1,000,000;

      (xii) except as set forth on the SWB Disclosure Schedule 5.01(a)(xii), enter into, renew, extend or modify any other transaction with any Affiliate;

      (xiii) enter into any interest rate swap or similar commitment, agreement or arrangement;

      (xiv) except for the execution of this Agreement, take any action that would give rise to a right of payment to any individual under any employment agreement;

      (xv) intentionally and knowingly take any action that would preclude satisfaction of the condition to closing contained in Section 6.02(k) relating to financial accounting treatment of the Merger;

      (xvi) change its lending, investment, asset/liability management or other material banking policies in any material respect except as may be required by changes in applicable law or regulations or in response to examination comments by a Regulatory Authority;

      (xvii) enter into any new joint venture or partnership agreement or any new land acquisition or real estate development project, or increase the amount of credit that SWB or any SWB Subsidiary is committed to extend to any joint venture or partnership in connection with land acquisition or real estate development activities; or

      (xviii)agree to do any of the foregoing.

       For purposes of this Section 5.01, unless provided for in a business plan, budget or similar document delivered to Alliance Bancorp prior to the date of this Agreement, it shall not be considered in the ordinary course of business for SWB or any SWB Subsidiary to do any of the following: (i) make any capital expenditure of $50,000 or more not disclosed on SWB Disclosure

Schedule 5.01, without the prior written consent of Alliance Bancorp; (ii) except as set forth in SWB Disclosure Schedule 5.01, make any sale, assignment, transfer, pledge, hypothecation or other disposition of any assets having a book or market value, whichever is greater, in the aggregate in excess of $1,000,000, other than pledges of assets to secure government deposits, to exercise trust powers, sales of assets received in satisfaction of debts previously contracted in the normal course of business, issuance of loans, sales of previously purchased government guaranteed loans, or transactions in the investment securities portfolio by SWB or a SWB Subsidiary or repurchase agreements made, in each case, in the ordinary course of business; or (iii) undertake or enter any lease, contract or other commitment for its account, other than in the normal course of providing credit to customers as part of its banking business, involving a payment by SWB or any SWB Subsidiary of more than $50,000 annually, or containing a material financial commitment and extending beyond 12 months from the date hereof.

      SECTION 5.02. ACCESS; CONFIDENTIALITY.

      (a) From the date of this Agreement through the Closing Date, SWB or Alliance Bancorp, as the case may be, shall afford to, and shall cause each SWB Subsidiary or Alliance Bancorp Subsidiary to afford to, the other party and its authorized agents and representatives, access to their respective properties, assets, books and records and personnel, during normal business hours and after reasonable notice; and the officers of SWB and Alliance Bancorp will furnish any person making such investigation on behalf of the other party with such financial and operating data and other information with respect to the businesses, properties, assets, books and records and personnel as the person making such investigation shall from time to time reasonably request. None of the parties or their respective subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of their respective customers, jeopardize the attorney-client privilege of the institution or company in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. The parties will hold all such information delivered in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated December 4, 1997, among SWB and Alliance Bancorp (the "Confidentiality Agreement").

      (b) SWB and Alliance Bancorp each agree to conduct such investigation and discussions hereunder in a manner so as not to interfere unreasonably with normal operations and customer and employee relationships of the other party.

      (c) In addition to the access permitted by subparagraph (a) above, from the date of this Agreement through the Closing Date, SWB shall permit employees of Alliance Bancorp reasonable access to information relating to problem loans, loan restructurings and loan work-outs of SWB.

      (d) If the transactions contemplated by this Agreement shall not be consummated, SWB and Alliance Bancorp will each destroy or return all documents and records obtained from the other party or its representatives, during the course of its investigation and will cause all information with respect to the other party obtained pursuant to this Agreement or preliminarily thereto to be kept confidential, except to the extent such information becomes public through no fault of the party to whom the information was provided or any of its representatives or agents and except to the extent disclosure of any such information is legally required. SWB and Alliance Bancorp shall each give prompt written notice to the other party of any contemplated disclosure where such disclosure is so legally required.

      SECTION 5.03. REGULATORY MATTERS AND CONSENTS.

      (a) Alliance Bancorp and Liberty Federal will prepare all Applications and make all filings for, and use their best efforts to obtain as promptly as practicable after the date hereof, all necessary permits, consents, approvals, waivers and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement.

      (b) SWB will furnish Alliance Bancorp with all information concerning SWB and SWB Subsidiaries as may be necessary or advisable in connection with any Application or filing made by or on behalf of Alliance Bancorp to any Regulatory Authority in connection with the transactions contemplated by this Agreement.

      (c) Alliance Bancorp and SWB will promptly furnish each other with copies of all material written communications to, or received by them from any Regulatory Authority in respect of the transactions contemplated hereby, except information which is filed by either party which is designated as confidential.

      (d) The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities. Alliance Bancorp will furnish SWB with (i) copies of all Applications prior to filing with any Regulatory Authority and provide SWB a reasonable opportunity to provide changes to such Applications,, (ii) copies of all Applications filed by Alliance Bancorp and
(iii) copies of all documents filed by Alliance Bancorp under the Securities Exchange Act of 1934, as amended.

      (e) SWB will cooperate with Alliance Bancorp in the foregoing matters and will furnish Alliance Bancorp with all information concerning SWB and SWB Subsidiaries as may be necessary or advisable in connection with any Application or filing (including the Registration Statement and any report filed with the
SEC) made by or on behalf of Alliance Bancorp to any Regulatory Authority in connection with the transactions contemplated by this Agreement, and such information will be accurate and complete in all material respects. In connection therewith, SWB will provide certificates and other documents reasonably requested by Alliance Bancorp.

      SECTION 5.04. TAKING OF NECESSARY ACTION.

      (a) Alliance Bancorp and SWB shall each use its best efforts in good faith, and each of them shall cause its Subsidiaries to use their best efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Section 5.03 of this Agreement, and (ii) take or cause to be taken all action necessary or desirable on its part using its best efforts so as to permit completion of the Merger including, without limitation, (A) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required or desirable for consummation of the transactions contemplated hereby (including assignment of leases without any change in terms), provided that neither SWB nor any SWB Subsidiary shall agree to make any payments or modifications to agreements in connection therewith without the prior written consent of Alliance Bancorp, and
(B) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take, or cause, or to the best of its ability permit to be taken, any action that would substantially impair the prospects of completing the Merger pursuant to this Agreement and the Plan of Merger; provided that nothing herein contained shall preclude Alliance Bancorp or SWB from exercising its rights under this Agreement or the Option Agreement.

      (b) Alliance Bancorp shall prepare, subject to the review and consent of SWB with respect to matters relating to SWB and the transactions contemplated by this Agreement, a Prospectus/Proxy Statement on Form S-4 to be filed by Alliance Bancorp with the SEC and to be mailed to the shareholders of SWB and Alliance Bancorp in connection with the meetings of their respective shareholders and transactions contemplated hereby, which Prospectus/Proxy statement shall conform to all applicable legal requirements. The parties shall cooperate with each other with respect to the preparation of the Prospectus/Proxy Statement. Alliance Bancorp shall, as promptly as practicable following the preparation thereof, file the Registration Statement with the SEC and SWB and Alliance Bancorp shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. Alliance Bancorp will advise SWB, promptly after Alliance Bancorp receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of the shares of capital stock issuable pursuant to the Registration Statement, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information. Alliance Bancorp shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities laws or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. Alliance Bancorp will provide SWB with as many copies of such Registration Statement and all amendments thereto promptly upon the filing thereof as SWB may reasonably request.

      SECTION 5.05. CERTAIN AGREEMENTS.

      (a) From and after the Company Merger Effective Date through the sixth anniversary thereof, Alliance Bancorp agrees to indemnify, defend and hold harmless each present and former director and officer of SWB and its Subsidiaries determined as of the Closing Date (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts paid in settlement (with the approval of Alliance Bancorp, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the Company Merger Effective Date (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of SWB or any of its subsidiaries, regardless of whether such Claim is asserted or claimed prior to, at or after the Closing Date, to the fullest extent to which directors and officers of SWB are entitled under the DGCL, SWB's certificate of incorporation and bylaws, or other applicable law as in effect on the date hereof (and Alliance Bancorp shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the extent permissible to a Delaware corporation under the DGCL and SWB's certificate of incorporation and bylaws as in effect on the date hereof; provided, that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined that such person is not entitled to indemnification). All rights to indemnification in respect of a Claim asserted or made within the period described in the preceding sentence shall continue until the final disposition of such Claim.

      (b) Any Indemnified Party wishing to claim indemnification under Section 5.05(a), upon learning of any Claim, shall promptly notify Alliance Bancorp, but the failure to so notify shall not relieve Alliance Bancorp of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices Alliance Bancorp. In the event of any Claim, (1) Alliance Bancorp shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified Party) and shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that, if Alliance Bancorp elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Alliance Bancorp and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Alliance Bancorp shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, provided further that Alliance Bancorp shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (2) the Indemnified Parties will cooperate in the defense of any such Claim and (3) Alliance Bancorp shall not be liable for any settlement effected without its prior written consent (which consent shall not unreasonably be withheld).

      (c) Alliance Bancorp shall use its best efforts to cause the persons serving as officers and directors of SWB immediately prior to the Company Merger Effective Date to be covered for a period of six years from the Company Merger Effective Date by the directors' and officers' liability

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



insurance  policy   maintained  by  SWB  (provided  that  Alliance  Bancorp  may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Company Merger Effective Date which were committed by such officers and directors in their capacity as such.

      (d) In the event Alliance Bancorp or any of is successors or assigns (1) consolidates with or merges into any other Person and shall not continue or survive such consolidation or merger, or (2) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Alliance Bancorp assume the obligations set forth in this Section 5.05.

      (e) The provisions of this Section 5.05 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

      (f) Alliance Bancorp agrees to honor and Alliance Bancorp agrees to cause Liberty Federal to honor all terms and conditions of the existing employment agreement disclosed in the SWB Disclosure Schedules. Except as otherwise provided herein, and unless otherwise agreed to in writing by the affected officer and employee, Alliance Bancorp agrees for itself and the Alliance Bancorp Subsidiaries that the consummation of the transactions contemplated hereby is a "Change in Control" as defined in the employment agreement entered into by SWB.

      SECTION 5.06. NO OTHER BIDS AND RELATED MATTERS. SWB will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal (as hereinafter defined), will enforce any confidentiality agreements and will take the necessary steps to inform the appropriate individuals or entities referred to in the first sentence of this Section 5.06 of the obligations undertaken in this Section 5.06. SWB agrees that neither SWB nor any of its Subsidiaries shall, and that SWB and its Subsidiaries shall direct and use all reasonable efforts to cause their respective directors, officers, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any substantial part of the assets or any equity securities of, SWB or any of its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any
                                        ---------------------
discussions or negotiations with, or provide any confidential information or data to, any Person relating to an Acquisition Proposal. Nothing contained in this Section 5.06 shall be deemed to prohibit SWB from taking or disclosing to shareholders any position necessary in order to comply with the filing and disclosure requirements of Section 14(d) of the Exchange Act and the related rules and regulations of the SEC.

      SECTION 5.07. DUTY TO ADVISE; DUTY TO UPDATE SWB'S DISCLOSURE SCHEDULE. SWB shall promptly advise Alliance Bancorp of any change or event having a Material Adverse Effect on it or on any SWB Subsidiary or which it believes would or would be reasonably likely to cause or

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



constitute a material breach of any of its representations, warranties or covenants set forth herein. SWB shall update SWB's Disclosure Schedule as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the SWB Disclosure Schedule. The delivery of such updated Schedule shall not relieve SWB from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 6.02(c) hereof.

      SECTION 5.08. CONDUCT OF ALLIANCE BANCORP'S BUSINESS.

      (a) From the date of this Agreement to the Closing Date, Alliance Bancorp will use its best efforts to (x) preserve its business organizations intact, (y) maintain good relationships with employees, and (z) preserve for itself the goodwill of customers of Liberty Federal. From the date of this Agreement to the Closing Date, neither Alliance Bancorp nor Liberty Federal will (i) amend its certificate of incorporation, charter or bylaws in any manner inconsistent with the prompt and timely consummation of the transactions contemplated by this Agreement, (ii) issue any equity securities except in connection with the exercise of any employee or director stock options, (iii) take any action which would result in any of the representations and warranties of Alliance Bancorp or Liberty Federal set forth in this Agreement becoming untrue as of any date after the date hereof or in any of the conditions set forth in Article VI hereof not being satisfied, except in each case as may be required by applicable law, (iv) intentionally and knowingly take any action that would preclude satisfaction of the condition to closing contained in Section 6.01(n) and 6.02(k) relating to financial accounting treatment of the Merger; or (v) agree to do any of the foregoing. At the Alliance Bancorp Stockholders' Meeting to be held to obtain stockholder approval of this Agreement, Alliance Bancorp shall also submit for stockholder approval an amendment to its certificate of incorporation increasing the number of authorized shares of all classes of stock to no less than 16.5 million shares and the number of authorized shares of common stock to no less than 15 million shares.

      (b) From the date of this Agreement through the Closing Date, Alliance Bancorp will not, nor will it permit Liberty Federal to, make or undertake any acquisition of any company or business that could jeopardize the receipt of the approval of any Regulatory Authority or materially delay the consummation of the Merger or the Subsidiary Merger, unless the prior written consent of SWB is obtained.

      SECTION 5.09. BOARD AND COMMITTEE MINUTES. Alliance Bancorp and SWB shall each provide to the other, within thirty (30) days after any meeting of their respective Board of Directors, or any committee thereof, or any senior management committee, a copy of the minutes of such meeting, except that with respect to any meeting held within thirty (30) days of the Closing Date, such minutes shall be provided to each party prior to the Closing Date.

      SECTION 5.10. UNDERTAKINGS BY ALLIANCE BANCORP AND SWB.

      (a)   From and after the date of this Agreement:

            (i) VOTING BY DIRECTORS. Alliance Bancorp and SWB shall recommend to all members of their respective Board of Directors to vote all shares of SWB Common Stock, or Alliance Bancorp Common Stock, as the case may be, beneficially owned by each such director in favor of this Agreement. As promptly as practicable following execution of this Agreement, Alliance Bancorp's Directors shall enter into the agreement set forth as Exhibit B to this Agreement;

            (ii) PROXY SOLICITOR. Alliance Bancorp and SWB shall each retain a proxy solicitor in connection with the solicitation of shareholder approval of this Agreement;

            (iii) TIMELY REVIEW. If requested by Alliance Bancorp at Alliance Bancorp's sole expense, SWB shall cause its independent certified public accountants to perform a review of its unaudited consolidated financial statements as of the end of any calendar quarter, in accordance with Statement of Auditing Standards No. 36, and to issue their report on such financial statements as soon as is practicable thereafter;

            (iv) OUTSIDE SERVICE BUREAU CONTRACTS. If requested to do so by Alliance Bancorp, SWB shall use its best efforts to obtain an extension of any contract with an outside service bureau or other vendor of services to SWB, on terms and conditions mutually acceptable to SWB and Alliance Bancorp;

            (v) BOARD MEETINGS. SWB shall respond reasonably and in good faith to any request of Alliance Bancorp to permit a representative of Alliance Bancorp, who is reasonably acceptable to SWB, to attend any meeting of SWB's Board of Directors or the Executive Committee thereof;

            (vi) LIST OF NONPERFORMING ASSETS. SWB and Alliance Bancorp shall provide the other, within ten (10) days of the end of each calendar month, a written list of nonperforming assets (the term "nonperforming assets," for purposes of this subsection, means (i) loans that are "troubled debt restructuring" as defined in Statement of Financial Accounting Standards No. 15, "Accounting by Debtors and Creditors for Troubled Debt Restructuring," (ii) loans on nonaccrual, (iii) real estate owned, (iv) all loans ninety (90) days or more past due) as of the end of such month and (iv) and impaired loans; and

            (vii) RESERVES AND MERGER-RELATED COSTS. On or before the Effective Date, SWB shall establish such additional accruals and reserves as may be necessary to conform the accounting reserve practices and methods (including credit loss practices and methods) of SWB to those of Alliance Bancorp (as such practices and methods are to be applied to SWB from and after the Closing Date) and Alliance Bancorp's plans with respect to the conduct of the business of SWB following the Merger and otherwise to reflect Merger-related expenses and costs incurred by SWB, provided, however, that SWB shall not be required to take such action unless Alliance Bancorp agrees in writing that all conditions to closing set forth in Section 6.02 have been satisfied or waived (except for the expiration of any applicable waiting periods); prior to the delivery by Alliance Bancorp of the writing referred to in the preceding clause, SWB shall provide Alliance Bancorp a written statement, certified without personal liability by the chief executive officer of SWB and dated the date of such writing, that the representation made in Section 3.15 hereof is true as of such date or, alternatively, setting forth in detail the circumstances that prevent such representation from being true as of such date; and no accrual or reserve made by SWB or any SWB Subsidiary pursuant to this subsection, or any litigation or regulatory proceeding arising out of any such accrual or reserve, shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant, condition or other provision of this Agreement or to constitute a termination event within the meaning of Section 7.01(b) hereof.

      (b) From and after the date of this Agreement, Alliance Bancorp and SWB shall each:

            (i) SHAREHOLDERS MEETINGS. Submit this Agreement to its shareholders for approval at a meeting to be held as soon as practicable, and have their Boards of Director recommend approval of this Agreement to their respective shareholders;

            (ii) FILINGS AND APPROVALS. Cooperate with the other in the preparation and filing, as soon as practicable, of (A) the Applications, (B) the Registration Statement and related filings under state securities laws covering the Alliance Bancorp Common Stock to be issued pursuant to the Merger, (C) all other documents necessary to obtain any other approvals and consents required to effect the completion of the Merger, and (D) all other documents contemplated by this Agreement;

            (iii) IDENTIFICATION OF SWB'S AFFILIATES. Cooperate with the other and use its best efforts to identify those persons who may be deemed to be Affiliates of SWB;

            (iv) PUBLIC ANNOUNCEMENTS. Cooperate and cause its respective officers, directors, employees and agents to cooperate in good faith, consistent with their respective legal obligations, in the preparation and distribution of, and agree upon the form and substance of, any press release related to this Agreement and the transactions contemplated hereby, and any other public disclosures related thereto, including without limitation communications to SWB shareholders, SWB's internal announcements and customer disclosures, but nothing contained herein shall prohibit either party from making any disclosure which its counsel deems necessary, provided that the disclosing party notifies the other party reasonably in advance of the timing and contents of such disclosure;

            (v) MAINTENANCE OF INSURANCE. Maintain, and cause their respective Subsidiaries to maintain, insurance in such amounts as are reasonable to cover such risks as are customary in relation to the character and location of its properties and the nature of its business;

            (vi) MAINTENANCE OF BOOKS AND RECORDS. Maintain, and cause their respective Subsidiaries to maintain, books of account and records in accordance with generally accepted accounting principles applied on a basis consistent with those principles used in preparing the financial statements heretofore delivered;

            (vii) DELIVERY OF SECURITIES DOCUMENTS. Deliver to the other, copies of all Securities Documents simultaneously with the filing thereof;

            (viii)TAXES. File all federal, state, and local tax returns required to be filed by them or their respective Subsidiaries on or before the date such returns are due (including any extensions) and pay all taxes shown to be due on such returns on or before the date such payment is due; or

            (ix) POOLING OF INTEREST. Prior to the Company Merger Effective Date, Alliance Bancorp and SWB will use their best efforts to cure any action previously taken that would prevent Alliance Bancorp from accounting for the Company Merger as a "pooling of interest," including cooperating in a private placement, to take place immediately prior to Closing, of shares of SWB Common Stock.

      SECTION 5.11. EMPLOYEE AND TERMINATION BENEFITS; DIRECTORS AND MANAGEMENT.

      (a) EMPLOYEE BENEFITS. On and after the Company Merger Effective Date, the employee pension and welfare benefit plans of Alliance Bancorp and SWB may, at Alliance Bancorp's election and subject to the requirements of the IRC, continue to be maintained separately or consolidated, or terminated; provided, however, that Alliance Bancorp may not terminate the Southwest Federal Supplemental Executive Retirement Plan in any matter by which the participant of such plan would not be permitted to continue to receive payments thereunder on a monthly basis, without the consent of any affected individual. In the event of a consolidation of any or all of such plans or in the event of termination of the SWB benefit plans, SWB and SWB employees shall receive credit for service with SWB under any Alliance Bancorp benefit plan, or new Alliance Bancorp benefit plan in which such employees would be eligible to enroll for purposes of eligibility and vesting determination (but not for benefit accrual purposes). Alliance Bancorp and/or Liberty Federal shall make available to SWB employees who become employed by Alliance Bancorp or an Alliance Bancorp subsidiary, employer-provided health coverage on the same basis as it provides such coverage to Alliance Bancorp or Liberty Federal employees. In the event of any termination of or consolidation of any SWB health plan with any Alliance Bancorp health plan, all employees of SWB who become full-time employees of Alliance Bancorp or Liberty Federal, who were eligible for continued coverage under the terminated or consolidated plan shall have immediate coverage of any pre-existing condition. In the event of a termination or consolidation of any SWB health plan, terminated SWB employees and qualified beneficiaries or retained SWB employees who do not satisfy the Alliance Bancorp conditions for employer-provided coverage, will have the right to continue coverage under group health plans of Alliance Bancorp and/or Alliance Bancorp subsidiaries in accordance with IRC Section 4980B(f).

      (b) After the Company Merger Effective Date, any former employees of SWB or any SWB Subsidiary whose employment is terminated, other than for cause, shall be provided with severance benefits in accordance with the Liberty Federal severance plan in effect on the date hereof, a copy of which plan has been provided to SWB.

      (c) Alliance Bancorp shall cause its Board of Directors to be expanded by one member and shall appoint Richard E. Webber (such person, and any substitute person as provided in the last sentence of this paragraph, the "Nominee") to Alliance Bancorp's Board of Directors immediately following the Company Merger Effective Date. Mr. Webber shall be elected to a class of directors which provides for no less than a two-year term following the Company Merger Effective Date. Alliance Bancorp shall include the Nominee on the list of nominees for directors presented by the Board of Directors of Alliance Bancorp and for which said Board shall solicit proxies at the annual meeting of shareholders of Alliance Bancorp following the Company Merger Effective Date at which directors of Alliance Bancorp are elected for such class. In the event that the Nominee is unable to serve as a director of Alliance Bancorp as a result of illness, death, resignation or any other reason, such Nominee (or in the event of the death of nominee, the other Nominee) shall select a substitute nominee to serve as a member of the Board of Directors of Alliance Bancorp, subject to the approval of Alliance Bancorp, which shall not be unreasonably withheld and in accordance with the Alliance Bancorp's By-laws. The provisions of this Section 5.11(c) are intended to be for the benefit of, and shall be enforceable by, the Nominee.

      (d) At the Company Merger Effective Date, Liberty Federal shall establish an advisory board of directors, which shall be comprised of those members of the Southwest Federal's Board of Directors set forth in Section 5.11(d) of the Company Disclosure Schedule. Such advisory board shall meet at such times (not less than quarterly) and at such places as Liberty Federal shall determine. Each advisory board member shall receive an annual retainer of $4,500 payable quarterly or monthly, and a fee of $375 per monthly meeting (the Chairman of the Advisory Board shall receive a fee of $575 per meeting). The provisions of this
Section 5.11(d) are intended to be for the benefit of, and shall be enforceable by, each member of such advisory board.

      (e) At the Company Merger Effective Date, Alliance Bancorp shall enter into a consultation agreement in the form attached hereto as Exhibit 5.11.

      SECTION 5.12. DUTY TO ADVISE; DUTY TO UPDATE ALLIANCE BANCORP'S DISCLOSURE SCHEDULE. Alliance Bancorp shall promptly advise SWB of any change or event having a Material Adverse Effect on it or on any Alliance Bancorp Subsidiary or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants set forth herein. Alliance Bancorp shall update Alliance Bancorp's Disclosure Schedules as promptly as practicable after the occurrence of an event or fact which, if such event or fact had occurred prior to the date of this Agreement, would have been disclosed in the Alliance Bancorp Disclosure Schedule. The delivery of such updated Schedule shall not relieve Alliance Bancorp from any breach or violation of this Agreement and shall not have any effect for the purposes of determining the satisfaction of the condition set forth in Sections 5.01(c) hereof.

      SECTION 5.13. AFFILIATE LETTER. No later than five days after the date of this Agreement, SWB shall use its best efforts to cause to be delivered to Alliance Bancorp the Letter Agreement attached hereto as Exhibit 1, executed by each director and executive officer of SWB.

                                   ARTICLE VI
                                   CONDITIONS

      SECTION 6.01. CONDITIONS TO SWB'S OBLIGATIONS UNDER THIS AGREEMENT. The obligations of SWB hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by SWB pursuant to Section 7.03 hereof:

      (a) CORPORATE PROCEEDINGS. All action required to be taken by, or on the part of, Alliance Bancorp and Liberty Federal to authorize the execution, delivery and performance of this Agreement and the Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Plan of Merger, shall have been duly and validly taken by Alliance Bancorp and Liberty Federal; and SWB shall have received certified copies of the resolutions evidencing such authorizations;

      (B) COVENANTS. The obligations and covenants of Alliance Bancorp required by this Agreement to be performed by Alliance Bancorp at or prior to the Closing Date shall have been duly performed and complied with in all respects, except where the failure to perform or comply with any obligation or covenant would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to Alliance Bancorp;

      (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Alliance Bancorp set forth in this Agreement shall be true and correct, as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty (i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, constitute a Material Adverse Effect with respect to Alliance Bancorp and Liberty Federal;

      (d) APPROVALS OF REGULATORY AUTHORITIES. Alliance Bancorp shall have received all required approvals of Regulatory Authorities of the Merger (without the imposition of any conditions that are in Alliance Bancorp's reasonable judgement unduly burdensome) and delivered copies thereof to SWB; and all notice and waiting periods required thereunder shall have expired or been terminated;

      (e) NO INJUNCTION. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

      (f) NO MATERIAL ADVERSE EFFECT. Since September 30, 1997, there shall not have occurred any Material Adverse Effect with respect to Alliance Bancorp;

      (g) OFFICER'S CERTIFICATE. Alliance Bancorp shall have delivered to SWB a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (f) of this Section 6.01 and Section 6.02(m) have been satisfied, to the best knowledge of the officer executing the same;

      (h) OPINION OF ALLIANCE BANCORP'S COUNSEL. SWB shall have received an opinion of Luse Lehman Gorman Pomerenk & Schick, P.C., counsel to Alliance Bancorp, dated the Closing Date, in form and substance reasonably satisfactory to SWB and its counsel to the effect set forth on Exhibit 6.1 attached hereto;

      (i) REGISTRATION STATEMENT. The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained;

      (j) TAX OPINION. SWB shall have received an opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. substantially to the effect set forth on Exhibit 6.2 attached hereto;

      (k) APPROVAL OF SWB'S SHAREHOLDERS. This Agreement shall have been approved by the shareholders of SWB by such vote as is required under applicable Delaware law, SWB's certificate of incorporation and bylaws, and under Nasdaq requirements applicable to it;

      (l) INVESTMENT BANKING OPINION. SWB shall have received the written opinion from Baird on or before the date of this Agreement and updated in writing as of a date within five (5) days of mailing the Prospectus/Proxy Statement, to the effect that the Exchange Ratio is fair, from a financial point of view, to such shareholders;

      (m) STOCK EXCHANGE LISTING. The shares of Alliance Bancorp Common Stock which shall be issued to the shareholders of SWB upon consummation of the Merger shall have been authorized for listing on the Nasdaq National Market System, subject to official notice of issuance; and

      (n) POOLING LETTER. Alliance Bancorp shall have received an opinion from KPMG Peat Marwick LLP to the effect that the Company Merger will be treated as a "pooling of interest," as defined by GAAP, for financial accounting purposes.

      SECTION 6.02. CONDITIONS TO ALLIANCE BANCORP'S OBLIGATIONS UNDER THIS AGREEMENT. The obligations of Alliance Bancorp hereunder shall be subject to satisfaction at or prior to the Closing Date of each of the following conditions, unless waived by Alliance Bancorp pursuant to Section 8.03 hereof:

      (a) CORPORATE PROCEEDINGS. All action required to be taken by, or on the part of, SWB and Southwest Federal to authorize the execution, delivery and performance of this Agreement and the Plan of Merger, respectively, and the consummation of the transactions contemplated by this Agreement and the Plan of Merger, shall have been duly and validly taken by SWB and Southwest

Federal; and Alliance Bancorp shall have received certified copies of the resolutions evidencing such authorizations;

      (b) COVENANTS. The obligations and covenants of SWB, required by this Agreement to be performed by it at or prior to the Closing Date shall have been duly performed and complied with in all respects, except where the failure to perform or comply with any obligation or covenant would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to SWB;

      (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties of SWB set forth in this Agreement shall be true and correct as of the date of this Agreement, and as of the Closing Date as though made on and as of the Closing Date, except as to any representation or warranty (i) which specifically relates to an earlier date or (ii) where the breach of the representation or warranty would not, either individually or in the aggregate, result in a Material Adverse Effect with respect to SWB;

      (d) APPROVALS OF REGULATORY AUTHORITIES. Alliance Bancorp shall have received all required approvals of Regulatory Authorities of the Merger (without the imposition of any conditions that are in Alliance Bancorp's reasonable judgement unduly burdensome) and delivered copies thereof to SWB; and all notice and waiting periods required thereunder shall have expired or been terminated;

      (e) NO INJUNCTION. There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby;

      (f) NO MATERIAL ADVERSE EFFECT. Since September 30, 1997, there shall not have occurred any Material Adverse Effect with respect to SWB;

      (g) OFFICER'S CERTIFICATE. SWB shall have delivered to Alliance Bancorp a certificate, dated the Closing Date and signed, without personal liability, by its chairman of the board or president, to the effect that the conditions set forth in subsections (a) through (f) of this Section 6.02 and Section 6.01(k) have been satisfied, to the best knowledge of the officer executing the same;

      (h) OPINIONS OF SWB'S COUNSEL. Alliance Bancorp shall have received an opinion of Muldoon, Murphy & Faucette, counsel to SWB, dated the Closing Date, in form and substance reasonably satisfactory to Alliance Bancorp and its counsel to the effect set forth on Exhibit 6.3 attached hereto;

      (i) REGISTRATION STATEMENT. The Registration Statement shall be effective under the Securities Act and no proceedings shall be pending or threatened by the SEC to suspend the effectiveness of the Registration Statement; and all required approvals by state securities or "blue sky" authorities with respect to the transactions contemplated by this Agreement, shall have been obtained;

      (j) TAX OPINION. Alliance Bancorp shall have received an opinion of Luse Lehman Gorman Pomerenk & Schick, P.C., its counsel, substantially to the effect set forth on Exhibit 6.3 attached hereto;

      (k) POOLING LETTER. Alliance Bancorp shall have received (i) an opinion from KPMG Peat Marwick LLP to the effect that the Company Merger will be treated as a "pooling of interest," as defined by GAAP, for financial accounting purposes and (ii) a letter, in a form satisfactory to KPMG Peat Marwick, LLP, from SWB's independent auditor representing that they are not aware of any transactions or of any events or circumstances that would preclude the Merger from being treated as a "pooling of interest" for financial accounting purposes;

      (l) LIQUIDATION ACCOUNT. Neither the Merger or consummation of the Plan of Merger shall require Alliance Bancorp or SWB to distribute to depositors the liquidation account established by Southwest Federal in connection with its conversion from mutual to stock form;

      (m) APPROVAL OF ALLIANCE BANCORP'S SHAREHOLDERS. This Agreement shall have been approved by the shareholders of Alliance Bancorp by such vote as is required under applicable Delaware law, Alliance Bancorp's certificate of incorporation and bylaws and under Nasdaq requirements applicable to it; and

      (n) INVESTMENT BANKING OPINION. Alliance Bancorp shall have received the written opinion from FBR on or before the date of this Agreement and updated in writing as of a date within five (5) days of mailing the Prospectus/Proxy Statement to the effect that the Merger is fair to Alliance Bancorp.

                                   ARTICLE VII
                        TERMINATION, WAIVER AND AMENDMENT

      SECTION 7.01 TERMINATION. This Agreement may be terminated on or at any time prior to the Closing Date:

      (a)   By the mutual written consent of the parties hereto;

      (b)   By Alliance Bancorp or SWB:

            (i) if there shall have been any breach of any representation, warranty, covenant or other obligation of Alliance Bancorp which results in a Material Adverse Effect with respect to Alliance Bancorp, on the one hand, or of SWB which results in a Material Adverse Effect with respect to SWB, on the other hand, and such breach cannot be, or shall not have been, remedied within 30 days after receipt by such other party of notice in writing specifying the nature of such breach and requesting that it be remedied;

            (ii) if the Closing Date shall not have occurred on or before September 30, 1998, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth in this Agreement required to be performed or observed by such party on or before the Closing Date; or

            (iii) if either party has been informed in writing by a Regulatory Authority whose approval or consent has been requested that such approval or consent is unlikely to be granted, unless the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreements set forth herein required to be performed or observed by such party on or before the Closing Date; or

            (iv) by either Alliance Bancorp or SWB if any approval of the shareholders of Alliance Bancorp or SWB required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of shareholders or at any adjournment or postponement thereof.

      (c) By Alliance Bancorp by written notice to SWB within four days of the Closing Date if the Alliance Bancorp Market Value shall be less than $19.875, provided that Alliance Bancorp's determination to terminate this Agreement shall be nullified if SWB provides written notice, within three days of the receipt of notice provided to it by Alliance Bancorp, stating that it wants to proceed with the Company Merger, in which event the Exchange Ratio shall be 1.3579.

      SECTION 7.02. EFFECT OF TERMINATIOM. If this Agreement is terminated pursuant to Section 7.01 hereof, this Agreement shall forthwith become void (other than Section 6.02(d), Section 6.10(b)(iii) and Section 8.01 hereof, which shall remain in full force and effect), and there shall be no further liability on the part of Alliance Bancorp or SWB to the other, except that no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

      SECTION 8.01. EXPENSES. (a) Except for the cost of printing and mailing the Proxy Statement/Prospectus which shall be shared equally, and except as provided herein, each party hereto shall bear and pay all costs and expenses incurred by it in connection with the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel.

      (b) In the event of any termination of this Agreement by a party pursuant to Section 7.01(b)(i) hereof based on a breach of a representation or warranty, or the breach of a covenant, by the other party hereto, the breaching party shall pay to the non-breaching party all out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by the non-breaching party in connection with entering into this

Agreement and carrying out of any and all acts contemplated hereunder, plus a sum equal to $500,000; provided, however, that this clause shall not be construed to relieve or release a breaching party from any additional liabilities or damages arising out of its willful breach of any provision of this Agreement.

      SECTION 8.02. NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties and, except to the extent specifically provided otherwise herein, agreements and covenants, other than those covenants set forth in Sections 6.05, and 6.11(a), (c), (d) and (e) which will survive the Merger, shall terminate on the Closing Date.

      SECTION 8.03. AMENDMENT, EXTENSION AND WAIVER. Subject to applicable law, at any time prior to the consummation of the transactions contemplated by this Agreement, the parties may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of either party hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (d) waive compliance with any of the agreements or conditions contained in Articles V and VI hereof or otherwise. This Agreement may not be amended except by an instrument in writing authorized by the respective Boards of Directors and signed, by duly authorized officers, on behalf of the parties hereto. Any agreement on the part of a party hereto to any extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer on behalf of such party, but such waiver or failure to insist on strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

      SECTION 8.04. ENTIRE AGREEMENT. This Agreement, including the documents and other writings referred to herein or delivered pursuant hereto, contains the entire agreement and understanding of the parties with respect to its subject matter. This Agreement supersedes all prior arrangements and understandings between the parties, both written or oral with respect to its subject matter. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors; provided, however, that nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto and their respective successors, any rights, remedies, obligations or liabilities other than pursuant to Sections 2.04, 2.05(g), 5.05, and 5.11(a), (c) and (d), with respect to indemnification, employee benefits and certain other matters, and provided, further, that any such rights, remedies, obligations or liabilities conferred pursuant to Sections 5.11(b) and (d) shall terminate and expire one (1) year from the Effective Date.

      SECTION 8.05. NO ASSIGNMENT. Neither party hereto may assign any of its rights or obligations hereunder to any other person, without the prior written consent of the other party hereto.

      SECTION 8.06. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed given if delivered personally, mailed by prepaid registered or certified mail (return receipt requested), or sent by telecopy, addressed as follows:

            (a)   If to Alliance Bancorp, to:

                  Alliance Bancorp
                  One Grant Square
                  Hinsdale, Illinois  60522
                  Attention:  Mr. Fredric G. Novy
                              Chairman of the Board


      with a copy to:         Luse Lehman Gorman Pomerenk & Schick, PC
                              5335 Wisconsin Avenue, NW
                              Washington, D.C. 20015
                              Attention:  John J. Gorman, Esq.
                                          Robert Lipsher, Esq.

            (b) If to SWB, to:

                  Southwest Bancshares, Inc.
                  4062 Southwest Highway
                  Hometown, Illinois  60456
                  Attn: Richard E. Webber
                        President and Chief Financial Officer

      with a copy to:

                              Muldoon, Murphy & Faucette
                              5101 Wisconsin Avenue, N.W.
                              Washington, D.C.  20016
                              Attn: Mary M. Sjoquist, Esq.


      SECTION 8.07. CAPTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

      SECTION 8.08. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      SECTION 8.09. SEVERABILITY. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

      SECTION 8.10. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic internal law (including the law of conflicts of law) of the State of Delaware.

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



      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                                    ALLIANCE BANCORP

                                    By:   /s/ Fredric G. Novy
                                          --------------------------------------
                                          Fredric G. Novy
                                          Chairman of the Board




                                    SOUTHWEST BANCSHARES, INC.

                                    By:   /s/ Richard E. Webber
                                          --------------------------------------
                                          Richard E. Webber
                                          President and Chief Financial Officer

                             STOCK OPTION AGREEMENT

      STOCK OPTION AGREEMENT, dated December 16, 1997, between Alliance Bancorp, a Delaware corporation ("Grantee") and Southwest Bancshares, Inc. ("Issuer"), a Delaware corporation.

                              W I T N E S S E T H:

      WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger dated December 16, 1997 (the "Merger Agreement"), which agreement has been executed by the parties hereto prior to this Agreement; and

      WHEREAS, as a condition to Grantee's entering into the Merger Agreement and in consideration therefor, Issuer has agreed to grant Grantee the Option (as hereinafter defined):

      NOW, THEREFORE. in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

      1. (a)Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 297,471 fully paid and nonassessable shares of its common stock, par value $0.01 per share ("Common Stock"), at a price of $25.50 per share (such price, as adjusted if applicable, the "Option Price"); provided, however, that in the event Issuer issues or agrees to issue any shares of Common Stock (other than as permitted under the Merger Agreement) at a price less than $25.50 per share, such Option Price shall be equal to such lesser price. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

      (b) In the event that any additional shares of Common Stock are issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement), the number of shares of Common Stock subject to the Option shall be increased so that, after such issuance, it equals 9.9% of the number of shares of Common Stock then issued and outstanding, giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this
Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

      2. (a)The holder or holders of the Option (including Grantee or any subsequent transferee(s)) (the "Holder") may exercise the Option, in whole or part, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 180 days following the first such Subsequent Triggering Event. Each of the following shall be an Exercise Termination Event: (i) the Company Merger Effective Time (as defined in the Merger Agreement); (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial
                                       53

Triggering Event; or (iii) the passage of twelve months after termination of the Merger Agreement if such termination follows or occurs at the same time as the occurrence of an Initial Triggering Event.

      (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

            (i) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, and the rules and regulations thereunder (the "1934 Act")) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary"). For purposes of this Agreement, "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving Issuer or any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated by the SEC) of Issuer, (y) a purchase, lease or other acquisition of all or substantially all of the assets of Issuer or any Significant Subsidiary of Issuer, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of beneficial ownership of securities representing 25% or more of the voting power of Issuer or any Significant Subsidiary of Issuer, provided that the term "Acquisition Transaction" does not include any internal merger or consolidation involving only Issuer and/or Issuer Subsidiaries;

            (ii) (A) Any person other than Grantee, or any Grantee Subsidiary, or any Issuer Subsidiary acting in a fiduciary capacity (collectively, "Excluded Persons"), alone or together with such person's affiliates and associates (as such terms are defined in Rule 12b-2 under the 1934 Act) shall have acquired beneficial ownership or the right to acquire beneficial ownership of 25% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Option Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder) or (B) any group (as such term is defined in Section 13(d)(3) of the 1934 Act), other than a group of which only Excluded Persons are members, shall have been formed that beneficially owns 25% or more of the shares of Common Stock then outstanding;

            (iii) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its shareholders by public announcement or written communication that is or becomes the subject of public disclosure to (A) engage in an Acquisition Transaction or (B) commence a tender or exchange offer the consummation of which would result in such person acquiring beneficial ownership of securities representing 25% or more of Issuer's voting power;

            (iv) The Board of Directors of Issuer shall have failed to recommend to its stockholders the adoption of the Merger Agreement or shall have withdrawn, modified or changed its recommendation in a manner adverse to Grantee;

            (v) After a proposal is made by a third party (other than an Excluded Person) to Issuer to engage in an Acquisition Transaction, Issuer shall have intentionally and knowingly breached any representation, warranty, covenant or agreement contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement pursuant to Section 7.01(b) therein (without regard to any grace period provided for therein) and (y) shall not have been cured prior to the Notice Date (as defined below); or

            (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Office of Thrift Supervision ("OTS") or other federal or state bank regulatory authority, for approval to engage in an Acquisition Transaction.

      (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

            (i) The acquisition by any person other than an Excluded Person of beneficial ownership of 25% or more of the then outstanding Common Stock; or

            (ii) The occurrence of the Initial Triggering Event described in subparagraph (i) of subsection (b) of this Section 2.

      (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event or Subsequent Triggering Event (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

      (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which is herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the OTS or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the date on which any required notification periods have expired or been terminated or such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

      (f) At each closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

      (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

      (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

            "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor. "

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933 ("1933 Act") in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions of this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

      (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

      3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer;
(iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. Section 18a and regulations promulgated thereunder and (y) in the event, under the Home Owners' Loan Act, as amended ("HOLA"), or the Change in Bank Control Act of 1978, as amended, or any state banking law, prior approval of or notice to the OTS, or to any state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the OTS or such state regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

      4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

      5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, in the event of any change in Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions, or the like, the type and number, and/or the price, of shares of Common Stock purchasable upon exercise hereof shall be appropriately adjusted, and proper provision shall be made in the agreements governing such transaction so that the Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of the Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable.

      6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer (including any successor thereto) shall, at the request of the Holder delivered at the time of and together with a written notice of exercise in accordance with Section 2(e) hereof (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering any shares issued or issuable pursuant to this Option and shall use its best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by the Holder. Issuer will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. The Holder shall have the right to demand not more than two such registrations under this Agreement and all other agreements, for which this agreement may be exchanged pursuant to Section 4 hereof; provided, however, that Issuer shall be required to bear the expenses related only to the first such registration, and the Holder shall bear such expenses to the extent related to the second. The foregoing notwithstanding, if, at the time of any request by the Holder for registration of Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; and provided, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practical and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in such underwriting agreements for the Issuer. Upon receiving any request under this
Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies.

      7. (a)In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

      (b) The following terms have the meanings indicated:

            (1) "Acquiring Corporation" shall mean (i) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (ii) Issuer in a merger in which Issuer is the continuing or surviving person, and (iii) the transferee of all or substantially all of Issuer's assets.

            (2) "Substitute Common Stock" shall mean the shares of capital stock (or similar equity interest) with the greatest voting power with respect of the election of directors (or other persons similarly responsible for direction of the business and affairs) of the issuer of the Substitute Option.

            (3) "Assigned Value" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, or (iii) in the event of a sale of all or substantially all of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the market/offer price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder.

            (4) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the six months immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of Common Stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

      (c) The Substitute Option shall have the same terms and conditions as the Option, provided, that if any term or condition of the Substitute Option cannot, for legal reasons, be the same as the Option, such term or condition shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

      (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to (i) the product of (A) the Assigned Value and (B) the number of shares of Common Stock for which the Option is then exercisable, divided by (ii) the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

      (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option.

      (f) Issuer shall not enter into any  transaction  described in  subsection
(a) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

      8. The 180-day period for exercise of certain rights under Sections 2 and 6 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; and (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise.

      9. Repurchase at the Option of Holder. (a) At the request of Holder at any time commencing upon the first occurrence of a Repurchase Event (as defined in Section 9(d)) and ending 12 months immediately thereafter, Issuer shall repurchase from Holder (i) the Option and (ii) all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this
Section 9 is referred to as the "Request Date". Such repurchase shall be at an aggregate price (the "Section 9 Repurchase Consideration") equal to the sum of:

               (i) the aggregate Option Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option with respect to which Holder then has beneficial ownership;

         (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Common Stock over (y) the Option Price (subject to adjustment pursuant to Sections 1 and 5), multiplied by the number of shares of Common Stock with respect to which the Option has not been exercised; and

            (iii) the excess, if any, of the Applicable Price over the Option Price (subject to adjustment pursuant to Sections 1 and 5) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each

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



share of Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

            (b) If Holder exercises its rights under this Section 8, Issuer shall, within 10 business days after the Request Date, pay the Section 9 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment, Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens. Notwithstanding the foregoing, to the extent that prior notification to or approval of any federal or state regulatory authority is required in connection with the payment of all or any portion of the Section 9 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 9, in whole or in part, or to require that Issuer deliver from time to time that portion of the
Section 9 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for approval and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such approval). If any federal or state regulatory authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 9, Issuer shall promptly give notice of such fact to Holder. If any federal or state regulatory authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or (ii) to the extent permitted by such regulatory authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 9(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five (5) business days of receipt of notice of disapproval of the repurchase.

      Notwithstanding anything herein to the contrary, all of Holder's rights under this Section 9 shall terminate on the date of termination of this Option pursuant to Section 2(a).

            (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Common Stock paid for any such share by the person or groups described in Section 9(d)(i), (ii) the price per share of Common Stock received by holders of Common Stock in connection with any merger or other business combination transaction described in Section 7(a)(i), 7(a)(ii) or 7(a)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq National Market System (or if Issuer Common Stock is not quoted on the Nasdaq National Market System, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 40 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder, divided by the number of shares of Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

            (d) As used herein, "Repurchase Event" shall occur if (i) any person (other than Grantee or any subsidiary of Grantee) shall have acquired beneficial ownership of (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of Issuer Common Stock, or (ii) any of the transactions described in Section 7(a)(i), 7(a)(ii) or 7(a)(iii) shall be consummated.


      10. Issuer hereby represents and warrants to Grantee as follows:

      (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer. This Agreement is the valid and legally binding obligation of Issuer.

      (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

      (c) Issuer has taken all necessary action to exempt this Agreement, and the transactions contemplated hereby and thereby from, and this Agreement and the transactions contemplated hereby and thereby are exempt from, (i) any applicable state takeover laws, (ii) any state laws limiting or restricting the voting rights of stockholders and (iii) any provision in its or any of its subsidiaries' articles of incorporation, certificate of incorporation, charter or bylaws restricting or limiting stock ownership or the voting rights of stockholders.

      (d) The execution, delivery and performance of this Agreement does not or will not, and the consummation by Issuer of any of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, its certificate of incorporation or bylaws, or the comparable governing instruments of any of its subsidiaries, or (ii) a breach or violation of, or a default under, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation of it or any of its subsidiaries (with or without the giving of notice, the lapse of time or both) or under any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or nongovernmental permit or license to which it or any of its subsidiaries is subject, that would, in any case referred to in this clause
(ii), give any other person the ability to prevent or enjoin Issuer's performance under this Agreement in any material respect.

      11. Grantee hereby represents and warrants to Issuer that:

      (a) Grantee has full corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

      (b) This Option is not being acquired with a view to the public distribution thereof and neither this Option nor any Option Shares will be transferred or otherwise disposed of except in a transaction registered or exempt from registration under applicable federal and state securities laws and regulations.

      12. Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except (i) to any wholly-owned Subsidiary or (ii) that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder to one or more transferees.

      13. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

      14. Notwithstanding anything to the contrary herein, in the event that the Holder or any Related Person thereof is a person making an offer or proposal to engage in an Acquisition Transaction (other than the transactions contemplated by the Merger Agreement), then in the case of a Holder or any Related Person thereof, the Option held by it shall immediately terminate and be of no further force or effect. A Related Person of a Holder means any Affiliate (as defined in Rule 12b-2 of the rules and regulations under the 1934 Act) of the Holder and any person that is the beneficial owner of 20% or more of the voting power of the Holder.

      15. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

      16. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or Section 5 hereof), it is the express intention of Issuer to allow the Holder to acquire such lesser number of shares as may be permissible, without any amendment or modification hereof.

      17. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

      18. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

      19. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

      20. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel. Notwithstanding anything to the contrary contained herein or in the Merger Agreement, in the event a Subsequent Triggering Event shall occur prior to an Exercise Termination Event, Issuer shall pay to Grantee upon demand the amount of the expenses incurred by Grantee in connection with this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby.

      21. Except as otherwise expressly provided herein, or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and, as permitted herein, assignees, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

      22. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

      IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers, all as of the date first above written.



                                    ALLIANCE BANCORP


                                    BY:   /s/ FREDRIC G. NOVY
                                          --------------------------------------
                                          Fredric G. Novy
                                          Chairman of the Board



                                    SOUTHWEST BANCSHARES, INC.



                                    BY:   /s/ Richard E. Webber
                                          --------------------------------------
                                          Richard E. Webber
                                          President and Chief Executive Officer

                                                                  EXHIBIT 2.1



                                 PLAN OF MERGER

                                       OF

                         SOUTHWEST FEDERAL SAVINGS BANK

                                      INTO

                              LIBERTY FEDERAL BANK


      PLAN OF MERGER, dated as of the 16th day of December, 1997 by and between Liberty Federal Bank, a savings bank chartered under the laws of the United States of America (the "Bank" or the "Resulting Bank"), and Southwest Federal Savings and Loan Association of Chicago, a savings association chartered under the laws of the United States of America ("Southwest Federal"), such institutions being sometimes hereinafter called the "Constituent Associations" or, individually, "Constituent Association".


                                   WITNESSETH:

      WHEREAS, all of the outstanding capital stock of the Bank is owned directly by Alliance Bancorp ("Alliance Bancorp");

      WHEREAS, Alliance Bancorp, parent corporation of the Bank, and Southwest Bancshares, Inc. ("SWB"), parent corporation of Southwest Federal, have entered into an Agreement and Plan of Merger ("Merger Agreement") pursuant to which, following the merger of SWB with and into Alliance Bancorp, Southwest Federal shall be merged with and into the Bank; and

      WHEREAS, the Boards of Directors of the Bank and of Southwest Federal each believe that it is in the best interests of their institutions and their stockholders to merge the Bank and Southwest Federal into a single federally chartered savings bank in order that (i) the merged institution may operate with an improved competitive position and operating efficiency and (ii) the parent company of the Bank, Alliance Bancorp, will retain the advantage of a unitary savings and loan holding company status.

      NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions hereinafter contained, and for the purpose of prescribing the terms and conditions of said merger and mode of carrying the same into effect, the Bank and Southwest Federal have agreed and do hereby agree and covenant as follows:

      1. Plan of Merger: The merger provided for herein shall be effected as follows:

      (a) The execution and delivery of this Agreement by the Bank and Southwest Federal shall have been duly approved by at least a two-thirds (2/3) vote of the Boards of Directors of the Bank and Southwest Federal, respectively.

      (b) The Office of Thrift Supervision ("OTS") or any successor thereto shall have approved the merger.

      (c) The merger shall be approved by the shareholder of the Bank and by the shareholder of Southwest Federal.

      (d) Thereupon Southwest Federal shall be merged with and into the Bank.

      2. Effect of Merger. When this Plan of Merger shall become effective in accordance with the laws and regulations of the United States of America:

      (a) The separate existence of Southwest Federal shall cease and Southwest Federal shall be merged into the Bank, which shall be the savings bank resulting from the merger and shall continue its existence under the name "Liberty Federal Bank." The date on which such merger becomes effective is hereinafter called the "Bank Merger Effective Date."

          (b) The Charter and Bylaws of the Bank, as in effect at the Bank Merger Effective Date, shall be the Charter and Bylaws of the Resulting Bank and may thereafter be amended in accordance with applicable law.

      (c) The Directors of the Resulting Bank from and after the Bank Merger Effective Date shall be nine (9) in number, and shall be those persons whose names, residence addresses and terms of office are identified in Exhibit 1 hereto.

      (d) The executive officers of the Bank following the Bank Merger Effective Date shall be those persons in office immediately prior to the Bank Merger Effective Date.

      (e) All savings accounts of Southwest Federal shall be and become savings accounts in the Resulting Bank without change in their respective terms, maturity, minimum required balances or withdrawal value. Each savings account of Southwest Federal shall, as of the Bank Merger Effective Date, be considered, for purpose of interest paid by the Resulting Bank thereafter, as if it had been a savings account of the Resulting Bank at the time said savings account was opened in Southwest

Federal and at all times thereafter until such account ceases to be a savings account of the Resulting Bank. Appropriate evidence of savings account ownership interest in the Resulting Bank shall be provided by the Resulting Bank to each savings account holder of Southwest Federal, as necessary, after consummation of the merger.

      (f) All savings accounts of the Bank prior to consummation of the merger shall continue to be savings accounts in the Resulting Bank after consummation of the merger without any change whatsoever in any of the provisions of such savings accounts, including, without limitation, their respective terms, maturity, minimum required balances or withdrawal value.

      (g) All of the assets, properties, obligations and liabilities of every kind and character, real, personal and mixed, tangible and intangible, choses in action, rights, and credits then owned by either the Bank or Southwest Federal, or which would inure or be subject to either of them, shall immediately by operation of law and without any conveyance or transfer and without any further act or deed, be vested in and become the property and obligations of the Resulting Bank which shall have, hold and enjoy the same in its own right as fully and to the same extent as the same were possessed, held and enjoyed by the Bank and Southwest Federal immediately prior to the consummation of the merger. The Resulting Bank shall be deemed to be and shall be a continuation of the entity and identity both of the Bank and of Southwest Federal and the rights and obligations of the Bank and of Southwest Federal shall remain unimpaired; and the Resulting Bank, upon the consummation of the merger, shall succeed to all of such rights and obligations and the duties and liabilities connected therewith.

      (h) The main office of the Bank at One Grant Square, Hinsdale, Illinois, shall be the main office of the Resulting Bank and branch offices thereof will be located at the locations set forth in Exhibit 2 hereof.

      (i) The liquidation account of Southwest Federal as in effect as of the Bank Merger Effective Date shall be assumed in full by the Resulting Bank.


      3.   Disposition of Shares:

      (a) All of the shares of Southwest Federal capital stock issued and outstanding on the Bank Merger Effective Date, and all rights in respect thereof, shall be cancelled.

      (b) The shares of capital stock of the Bank outstanding immediately prior to consummation of the Bank Merger shall constitute the only outstanding shares of capital stock of the Resulting Bank following consummation of the merger.

      4. Effective Date of Merger. The merger provided for herein shall become effective on the date of endorsement of the Articles of Combination by the Secretary of the OTS (the "Bank Merger Effective Date"). The merger shall not be effective unless and until approved by the OTS. The merger shall also not be effective until after the effective date of the merger of SWB with and into Alliance Bancorp as set forth in the Merger Agreement by and between SWB and Alliance Bancorp.

      5. Action by Shareholders: The shareholders of the Bank and Southwest Federal, respectively, shall take appropriate action to vote to approve this Plan of Merger.

      6. Condition of Closing: The obligations of the parties hereto to consummate the transactions contemplated herein shall be subject to approval by the OTS and fulfillment or wavier (as may be applicable) of the conditions set forth in Article V of the Merger Agreement.

      7. Amendment: This Agreement may be amended or modified at any time by a written instrument signed by the Bank and Southwest Federal.

      8. Paragraph Headings: The paragraph headings in this Plan of Merger are for convenience only; they form no part of this Plan of Merger and shall not affect its interpretation.

      9. Governing Law: This Plan of Merger shall be governed by laws of the State of Illinois, except to the extent federal law governs.

      10. Termination. This Plan of Merger shall automatically terminate without any further action of the parties hereto upon termination of the Merger Agreement.

      11. Miscellaneous: This Plan of Merger may be executed in counterparts, each of which shall be deemed an original and all of which constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be executed on their behalf by their duly authorized representatives as of the day and year first above written.



SOUTHWEST FEDERAL SAVINGS AND             LIBERTY FEDERAL BANK
LOAN ASSOCIATION OF CHICAGO



By:                                       By:




-------------------------------------     ------------------------------
Richard E. Webber                         Fredric G. Novy
President and Chief Executive Officer     Chairman of the Board

                                                                     EXHIBIT B


                                December 16, 1997

Southwest Bancshares, Inc.
4062 Southwest Highway
Hometown, Illinois 60456

Ladies and Gentlemen:

      Alliance Bancorp Bankshares, Inc. ("Alliance Bancorp") and Southwest Bancshares, Inc. ("SWB") desire to enter into an agreement dated December 16, 1997 ("Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) SWB will merge with and into Alliance Bancorp with Alliance Bancorp surviving the merger, and (b) shareholders of SWB will receive common stock of Alliance Bancorp in exchange for common stock of SWB outstanding on the closing date (the foregoing, collectively, referred to herein as the "Merger").

      SWB has requested, as a condition to its execution and delivery to Alliance Bancorp of the Agreement, that the undersigned, being directors and executive officers of Alliance Bancorp, execute and deliver to SWB this Letter Agreement.

      Each of the undersigned, in order to induce SWB to execute and deliver to Alliance Bancorp the Agreement, hereby irrevocably:

      (a) Agrees to be present (in person or by proxy) at all meetings of shareholders of Alliance Bancorp called to vote for approval of the Merger so that all shares of common stock of Alliance Bancorp then owned by the undersigned will be counted for the purpose of determining the presence of a quorum at such meetings and to vote all such shares in favor of the approval and adoption of the Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of Alliance Bancorp);

      (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of Alliance Bancorp, to approve or adopt the Agreement;

      (c) Agrees to use reasonable best efforts to cause the Merger to be consummated;

      (d) Agrees not to sell, or in any other way reduce the risk of the undersigned relative to, any shares of common stock of Alliance Bancorp or of common stock of SWB, during the period commencing thirty days prior to the effective date of the Merger and ending on the date on which financial results covering at least thirty days of post-Merger combined operations of Alliance

Bancorp and SWB have been published  within the meaning of Section 201.01 of the
Securities  and  Exchange  Commission's   Codification  of  Financial  Reporting
Policies; and

      (e) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

      The obligations set forth herein shall terminate concurrently with any termination of the Agreement.

                          ----------------------------

      This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                          ----------------------------

      This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                          ----------------------------

      The undersigned intend to be legally bound hereby.


                                    Sincerely,



                                    Name


                                    Title

                                                                      EXHIBIT C


                                December 16, 1997

Alliance Bancorp
One Grant Square
Hinsdale, Illinois 60521

Ladies and Gentlemen:

      Alliance Bancorp Bankshares, Inc. ("Alliance Bancorp") and Southwest Bancshares, Inc. ("SWB") desire to enter into an agreement dated December 16, 1997 ("Agreement"), pursuant to which, subject to the terms and conditions set forth therein, (a) SWB will merge with and into Alliance Bancorp with Alliance Bancorp surviving the merger, and (b) shareholders of SWB will receive common stock of Alliance Bancorp in exchange for common stock of SWB outstanding on the closing date (the foregoing, collectively, referred to herein as the "Merger").

      Alliance Bancorp has required, as a condition to its execution and delivery to SWB of the Agreement, that the undersigned, being directors, executive officers and major shareholders of SWB, execute and deliver to Alliance Bancorp this Letter Agreement.

      Each of the undersigned, in order to induce Alliance Bancorp to execute and deliver to SWB the Agreement, hereby irrevocably:

      (a) Agrees to be present (in person or by proxy) at all meetings of shareholders of SWB called to vote for approval of the Merger so that all shares of common stock of SWB then owned by the undersigned will be counted for the purpose of determining the presence of a quorum at such meetings and to vote all such shares (i) in favor of approval and adoption of the Agreement and the transactions contemplated thereby (including any amendments or modifications of the terms thereof approved by the Board of Directors of SWB), and (ii) against approval or adoption of any other merger, business combination, recapitalization, partial liquidation or similar transaction involving SWB;

      (b) Agrees not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent, as a shareholder of SWB, to approve or adopt the Agreement;

      (c) Agrees to use reasonable best efforts to cause the Merger to be consummated;

      (d) Agrees not to sell, transfer or otherwise dispose of any common stock of SWB between the date hereof and the record date for the meeting of SWB shareholders to vote on the Merger;

      (e) In accordance with Section 5.06 of the Agreement, agrees not to solicit, initiate or engage in any negotiations or discussions with any party other than Alliance Bancorp with respect to any offer, sale, transfer or other disposition of, any shares of common stock of SWB now or hereafter owned by the undersigned;

      (f) Agrees not to offer, sell, transfer or otherwise dispose of any shares of common stock of Alliance Bancorp received in the Merger, except (i) at such time as a registration statement under the Securities Act of 1933, as amended ("Securities Act") covering sales of such Alliance Bancorp common stock is effective and a prospectus is made available under the Securities Act, (ii) within the limits, and in accordance with the applicable provisions of, Rule 145(d) under the Securities Act, or (iii) in a transaction which, in the opinion of counsel satisfactory to Alliance Bancorp or as described in a "no-action" or interpretive letter from the staff of the Securities and Exchange Commission ("SEC"), is not required to be registered under the Securities Act; and acknowledges and agrees that Alliance Bancorp is under no obligation to register the sale, transfer or other disposition of Alliance Bancorp common stock by the undersigned or on behalf of the undersigned, or to take any other action necessary to make an exemption from registration available;

      (g) Notwithstanding the foregoing, agrees not to sell, or in any other way reduce the risk of the undersigned relative to, any shares of common stock of SWB or of common stock of Alliance Bancorp, during the period commencing thirty days prior to the effective date of the Merger and ending on the date on which financial results covering at least thirty days of post-Merger combined operations of Alliance Bancorp and SWB have been published within the meaning of
Section 201.01 of the SEC's Codification of Financial Reporting Policies;

      (h) Agrees that Alliance Bancorp shall not be bound by any attempted sale of any shares of Alliance Bancorp common stock, and Alliance Bancorp's transfer agent shall be given an appropriate stop transfer order and shall not be required to register any such attempted sale, unless the sale has been effected in compliance with the terms of this Letter Agreement; and further agrees that the certificate representing shares of Alliance Bancorp common stock owned by the undersigned may be endorsed with a restrictive legend consistent with the terms of this Letter Agreement;

      (i) Acknowledges and agrees that the provisions of subparagraphs (f), (g) and (h) hereof also apply to shares of Alliance Bancorp common stock received in the Merger (or any shares of SWB common stock or of Alliance Bancorp common stock, whether or not received in the Merger, for the period referred to in subparagraph (g) above) owned by (i) his or her spouse, (ii) any of his or her relatives or relatives of his or her spouse occupying his or her home, (iii) any trust or estate in which he or she, his or her spouse, or any such relative owns at least a 10% beneficial interest or of which any of them serves as trustee, executor or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, any affiliate of the undersigned, his or her spouse, or any such relative owns at least 10% of any class of equity securities or of the equity interest;

      (j) Represents that the undersigned has no plan or intention to sell, exchange, or otherwise dispose of any shares of common stock of Alliance Bancorp to be received in the Merger prior to expiration of the time period referred to in subparagraph (g) hereof; and

      (k) Represents that the undersigned has the capacity to enter into this Letter Agreement and that it is a valid and binding obligation enforceable against the undersigned in accordance with


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



its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights and general equitable principles.

      The obligations set forth herein shall terminate concurrently with any termination of the Agreement.

                          ----------------------------

      This Letter Agreement may be executed in two or more counterparts, each of which shall be deemed to constitute an original, but all of which together shall constitute one and the same Letter Agreement.

                          ----------------------------

      This Letter Agreement shall terminate concurrently with any termination of the Agreement in accordance with its terms.

                          ----------------------------

      The undersigned intend to be legally bound hereby.


                                    Sincerely,



                                    Name


                                    Title


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



                                                                   EXHIBIT 6.1

                 FORM OF OPINION OF COUNSEL TO ALLIANCE BANCORP


      SWB shall have received from counsel to Alliance Bancorp, an opinion, and as to the statement contained in paragraph (g) below, a letter, dated as of the Closing Date, substantially to the effect that, subject to normal exceptions and qualifications:

      (a) Alliance Bancorp and Liberty Federal have full corporate power to carry out the transactions contemplated in the Agreement and the Plan of Merger, respectively. The execution and delivery of the Agreement and the Plan of Merger and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of Alliance Bancorp and Liberty Federal. Subject to the receipt of the requisite vote of Alliance Bancorp shareholders and the receipt of approvals from the Regulatory Authorities referred to in Section 4.04 of the Merger Agreement (and assuming the due authorization, execution and delivery by SWB and Southwest Federal), respectively, the Agreement and the Plan constitute a valid and legally binding obligation, in accordance with their respective terms, of Alliance Bancorp and Liberty Federal, respectively, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship, and other laws affecting creditors' rights generally and institutions the deposits of which are insured by the FDIC, and as may be limited by the exercise of judicial discretion in applying principles of equity. Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement or the Plan, nor compliance by Alliance Bancorp and Liberty Federal with any of the respective provisions thereof, will (i) conflict with or result in a breach or default under (A) the certificate of incorporation or bylaws of Alliance Bancorp or the charter or bylaws of Liberty Federal, or, (B) to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other material instrument or obligation to which Alliance Bancorp or Liberty Federal is a party; or (ii) based on certificates of officers and without independent verification, to the knowledge of such counsel, result in the creation or imposition of any material lien or encumbrance upon the property of Alliance Bancorp or Liberty Federal, except such material lien, instrument or obligation that has been disclosed pursuant to the Agreement or the Plan; or
(iii) violate in any material respect any order, writ, injunction or decree known to such counsel, or any federal or Delaware statute, rule or regulation applicable to Alliance Bancorp or Liberty Federal.

      (b) Liberty Federal is a validly existing savings bank organized under the laws of the United States. The deposits of Liberty Federal are insured to the maximum extent provided by law by the Federal Deposit Insurance Corporation.

      (c) There is, to the knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which Alliance Bancorp or Liberty Federal is a party which would, if determined adversely to Alliance Bancorp or Liberty Federal, have a material adverse effect on the financial condition or results of operation of Alliance

Bancorp and Liberty Federal taken as a whole, or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement and the Plan, respectively.

      (d) No consent, approval, authorization or order of any federal or state court or federal or state governmental agency or body is required for the consummation by Alliance Bancorp or Liberty Federal of the transactions contemplated by the Agreement and the Plan, except for such consents, approvals, authorizations or orders as have been obtained.

      (e) Upon the filing and effectiveness of the filings with the appropriate Delaware and federal authorities in accordance with the Agreement and the Plan, the mergers of Alliance Bancorp and SWB and of Liberty Federal and Southwest Federal contemplated by the Agreement and the Plan, respectively, will have been effected in compliance with all applicable federal and Delaware laws and regulations in all material respects.

      (f) The shares of Alliance Bancorp Common Stock to be issued in connection with the merger of SWB and Alliance Bancorp contemplated by the Agreement have been duly authorized and will, when issued in accordance with the terms of the Agreement, be validly issued, fully paid and nonassessable, free and clear of any mortgage, pledge, lien, encumbrance or claim (legal or equitable).

      (g) On the sole basis of such counsel's participation in conferences with officers and employees of Alliance Bancorp in connection with the Proxy Statement/Prospectus, and without other independent investigation or inquiry, such counsel has no reason to believe that the Proxy Statement/Prospectus, including any amendments or supplements thereto (except for the financial information, financial schedules and other financial or statistical data contained therein and except for any information supplied by SWB for inclusion therein, as to which counsel need express no belief), as of the date of mailing thereof, contained any untrue statement of a material fact with respect to Alliance Bancorp or omitted to state any material fact with respect to Alliance Bancorp necessary to make any statement therein with respect to Alliance Bancorp, in light of the circumstances under which it was made, not misleading. Counsel may state in delivering such opinion, that such counsel has not independently verified and does not assume the responsibility for the accuracy, completeness or fairness of any information or statements contained in the Proxy Statement/Prospectus, except with respect to identified statements of law or regulations or legal conclusions relating to Alliance Bancorp or the transactions contemplated in the Agreement and the Plan.

                                                                   EXHIBIT 6.2

           FORM OF TAX OPINION OF LUSE LEHMAN GORMAN POMERENK & SCHICK

      Alliance Bancorp and SWB shall have received an opinion of substantially to the effect that, under the provisions of the IRC:

      1. The Company Merger and the Bank Merger will each qualify as a reorganization under Section 368(a) of the Code.

      2. No gain or loss will be recognized by Alliance Bancorp, Liberty Federal, Alliance Bancorp stockholders, SWB or Southwest Federal as a result of the Company Merger or the Bank Merger.

      3. No gain or loss will be recognized by any SWB stockholder upon the exchange of SWB Common Stock solely for Alliance Bancorp Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Alliance Bancorp Common Stock, if any, as discussed below).

      4. The aggregate tax basis of the Alliance Bancorp Common Stock received by each stockholder of SWB who exchanges SWB Common Stock for Alliance Bancorp Common Stock in the Merger will be the same as the aggregate tax basis of the SWB Common Stock surrendered in exchange therefor (subject to any adjustments required as the result of receipt of cash in lieu of a fractional share interest in Alliance Bancorp Common Stock).

      5. The holding period of the shares of Alliance Bancorp Common Stock received by a SWB stockholder in the Merger will include the holding period of the SWB Common Stock surrendered in exchange therefor, provided that such shares of SWB Common Stock were held as a capital asset by such stockholder at the Effective Time.

      6. Cash received in the Merger by a SWB stockholder in lieu of a fractional share interest of Alliance Bancorp Common Stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of Alliance Bancorp Common Stock which such stockholder would otherwise be entitled to receive, and will qualify as capital gain or loss (assuming the SWB Common Stock surrendered in exchange therefor was held as a capital asset by such stockholder at the Effective Date).

                                                                   EXHIBIT 6.3

            FORM OF OPINION OF COUNSEL TO SOUTHWEST BANCSHARES, INC.


      Alliance Bancorp shall have received from counsel to Southwest Bancshares, Inc., an opinion, and as to the statement contained in paragraph (e) below, a letter, dated as of the Closing Date, substantially to the effect that, subject to normal exceptions and qualifications:

      (a) SWB and Southwest Federal have full corporate power to carry out the transactions contemplated in the Agreement and the Plan of Merger, respectively. The execution and delivery of the Agreement and the Plan of Merger and the consummation of the transactions contemplated thereunder have been duly and validly authorized by all necessary corporate action on the part of SWB and Southwest Federal. Subject to the receipt of the requisite vote of SWB shareholders and the receipt of approvals from the Regulatory Authorities referred to in Section 4.04 of the Agreement (and assuming the due authorization, execution and delivery by Alliance Bancorp and Liberty Federal), the Agreement and the Plan constitute a valid and legally binding obligation, in accordance with their respective terms, of SWB and Southwest Federal, respectively, except as may be subject to the conservatorship or receivership provisions of the FDIA, or the insolvency and similar laws affecting creditors' rights generally and institutions the deposits of which are insured by the FDIC, and as may be subject, as to enforceability, to general principles of equity. Subject to satisfaction of the conditions set forth in the Agreement, neither the transactions contemplated in the Agreement and the Plan, nor compliance by SWB with any of the respective certificate of incorporation or bylaws of SWB, or
(B) based on certificates of officers and without independent verification, to the knowledge of such counsel, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation to which SWB is a party; or (ii) to the knowledge of such counsel, result in the creation or imposition of any material lien, instrument or encumbrance upon the property of SWB, except such material lien, instrument or obligation that has been disclosed to Alliance Bancorp pursuant to the Agreement and the Plan, or (iii) violate in any material respect any order, writ, injunction, or decree known to such counsel, or any statute, rule or regulation applicable to SWB.

      (b) Southwest Federal is a validly existing savings association organized under the laws of the United States. The deposits of Southwest Federal are insured to the maximum extent provided by law by the Federal Deposit Insurance Corporation.

      (c) There is, to the knowledge of such counsel, no legal, administrative, arbitration or governmental proceeding or investigation pending or threatened to which SWB of Southwest Federal is a party which would, if determined adversely to SWB, have a material adverse effect on the business, properties, results of operations, or condition, financial or otherwise, of SWB or the SWB Subsidiaries taken as a whole or which presents a claim to restrain or prohibit the transactions contemplated by the Agreement and the Plan, respectively.

      (d) No consent, approval, authorization, or order of any federal or state court or federal or state governmental agency or body, or of any third party, is required for the consummation by SWB or Southwest Federal of the transactions contemplated by the Agreement and the Plan, except for such consents, approvals, authorizations or orders as have been obtained or waived by Alliance Bancorp.

      (e) On the sole basis of such counsel's participation in conferences with officers and employees of SWB in connection with the preparation of the Prospectus/Proxy Statement and without other independent investigation or inquiry, such counsel has no reason to believe that the Prospectus/Proxy Statement, including any amendments or supplements thereto (except for the financial information, financial statements, financial schedules and other financial or statistical data contained therein and except for any information supplied by Alliance Bancorp for inclusion therein, as to which counsel need express no belief), as of the date of mailing thereof and as of the date of the meeting of shareholders of SWB to approve the merger, contained any untrue statement of a material fact or omitted to state a material fact necessary to make any statement therein, in light of the circumstances under which it was made, not misleading. Counsel may state in delivering such letter, that such counsel has not independently verified and does not assume any responsibility for the accuracy, completeness or fairness of any information or statements contained in the Prospectus/Proxy Statement, except with respect to identified statements of law or regulations or legal conclusions relating to SWB or the transactions contemplated in the Agreement and the Plan.




                                        2